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                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Sonic Automotive, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  ------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

  ------------------------------------------------------------------------------

5) Total fee paid:

  ------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

  ------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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

[LOGO]
    Sonic
Automotive Inc

                       5401 East Independence Boulevard
                        Charlotte, North Carolina 28212

                                                                  April 1, 2002

             Dear Stockholder:

                You are cordially invited to attend the Annual Meeting of
             Stockholders to be held at 10:00 a.m. on May 8, 2002, at the Speedway Club, located at the Lowe's Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

                The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

                Whether or not you plan to attend the meeting on May 8, 2002, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

                                          On behalf of the Board of Directors

                                          Sincerely,

                                          /s/ O. BRUTON SMITH

                                          O. BRUTON SMITH
                                          Chairman and Chief Executive Officer

                        VOTING YOUR PROXY IS IMPORTANT

                        PLEASE SIGN AND DATE YOUR PROXY
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

                            SONIC AUTOMOTIVE, INC.

                            -----------------------
                               NOTICE OF MEETING
                            -----------------------

                                                                  Charlotte, NC
                                                                  April 1, 2002

   The Annual Meeting of Stockholders of Sonic Automotive, Inc. ("Sonic") will be held at the Speedway Club, located at the Lowe's Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina on May 8, 2002, at 10:00 a.m. (the "Annual Meeting"), for the following purposes as described in the accompanying Proxy Statement.

    1. To elect four directors.

    2. To consider and vote upon an amendment to the Sonic Automotive, Inc. 1997 Stock Option Plan (the "Stock Option Plan") to increase the number of shares of Class A Common Stock that may be issued pursuant to the Stock Option Plan from 6,000,000 to 8,000,000.

    3. To consider and vote upon an amendment to the Sonic Automotive, Inc. Employee Stock Purchase Plan (the "Employee Plan") to increase the number of shares of Class A Common Stock that may be issued pursuant to the Employee Plan from 1,800,000 to 3,000,000.

    4. To consider and vote upon the Sonic Automotive, Inc. Incentive Compensation Plan.

    5. To ratify the appointment of Deloitte & Touche LLP as Sonic's independent public auditors for the year ending December 31, 2002.

    6. To transact such other business as may properly come before the meeting.

   Only holders of record of Sonic's Class A Common Stock and Class B Common Stock (collectively, the "Voting Stock") at the close of business on March 15, 2002 will be entitled to notice of, and to vote at, the Annual Meeting.

   Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.
                                          /s/ STEPHEN K. COSS
                                          STEPHEN K. COSS
                                          Vice President, General Counsel and
                                            Secretary

Important Note: To vote shares of Voting Stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

                            SONIC AUTOMOTIVE, INC.

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                                                                  April 1, 2002

                                    GENERAL
Introduction

   The Annual Meeting of Stockholders of Sonic Automotive, Inc. ("Sonic") will be held on May 8, 2002 at 10:00 a.m., at the Speedway Club, located at the Lowe's Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina (the "Annual Meeting"), for the purposes set forth in the accompanying notice. Only holders of record of Sonic's Class A Common Stock, par value $.0l per share (the "Class A Common Stock") and Class B Common Stock, par value $.0l per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock" or "Voting Stock") at the close of business on March 15, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting, and at any and all adjournments thereof, and is first being sent to stockholders on or about April 5, 2002.

   Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting, including adjournments. Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with the specification. If no specification is made, proxies will be voted (i) in favor of electing Sonic's four nominees to the Board of Directors;
(ii) in favor of the amendment (the "Stock Option Plan Amendment") to the Sonic Automotive, Inc. 1997 Stock Option Plan (the "Stock Option Plan"); (iii) in favor of the amendment (the "Employee Plan Amendment") to the Sonic Automotive, Inc. Employee Stock Purchase Plan (the "Employee Plan"); (iv) in favor of the Sonic Automotive, Inc. Incentive Compensation Plan (the "Incentive Plan"); (v) in favor of the proposal to ratify the appointment of Deloitte & Touche LLP as the principal independent auditors of Sonic and its subsidiaries for the year ending December 31, 2002, and (vi) in the discretion of the proxy holders on any other business as may properly come before the meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

   Sonic's principal executive offices are located at 5401 East Independence Boulevard, Charlotte, North Carolina 28212. However, proxies should not be sent to that address, but to First Union National Bank of North Carolina, 1525 West W.T. Harris Boulevard, Mail Code 3C3, Charlotte, North Carolina 28288.

Ownership of Voting Stock

   The following table sets forth certain information regarding the beneficial ownership of Sonic's Voting Stock as of March 15, 2002, by (i) each stockholder known by Sonic to own beneficially five percent or more of a class of the outstanding Voting Stock, (ii) each director and nominee to the Board of Directors of Sonic, (iii) each executive officer of Sonic, and (iv) all directors and executive officers of Sonic as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of Sonic. Holders of Class B Common Stock are entitled to ten votes per share on all matters submitted to a vote of the stockholders, except that the Class B Common Stock is entitled to only one vote per share with respect to any transaction proposed or approved by the Board of Directors of Sonic or proposed by all the holders of the Class B Common Stock or as to which any holder of Class B Common Stock (the "Smith Group") or any affiliate thereof has a material financial interest other than as a then existing stockholder of Sonic constituting a (a) "going private" transaction, (b) disposition of substantially all of Sonic's assets, (c) transfer resulting in a change in the nature of Sonic's business, or (d) merger or consolidation in which current holders of Common Stock would own less than 50% of the Common Stock following such transaction. In the event of any transfer outside of the Smith Group or if the Smith Group holds less than 15% of the total number of shares of Common Stock outstanding, any transferred shares or all shares, respectively, of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

                                                             Number of    Percentage of   Number      Percentage of Percentage
                                                             Shares of     Outstanding  of Shares      Outstanding    of All
                                                              Class A        Class A    of Class B       Class B    Outstanding
                                                              Common         Common       Common         Common       Voting
Beneficial Owner                                             Stock(1)         Stock       Stock           Stock      Stock(2)
----------------                                             ---------    ------------- ----------    ------------- -----------
O. Bruton Smith(3)..........................................   655,400         2.2%     11,052,500(4)     91.9%        28.2%
Sonic Financial Corporation(3)..............................        --          --       8,881,250(4)     73.8%        21.8%
B. Scott Smith(3)...........................................   524,583         1.8%        956,250         7.9%         3.6%
Thomas A. Price(5).......................................... 1,702,070(6)      5.9%             --          --          4.1%
Theodore M. Wright..........................................   460,451         1.6%             --          --          1.1%
Jeffrey C. Rachor...........................................   179,268           *              --          --            *
Mark J. Iuppenlatz..........................................    90,900           *              --          --            *
William R. Brooks...........................................    46,667           *              --          --            *
William P. Benton...........................................    22,500           *              --          --            *
William I. Belk.............................................    29,000           *              --          --            *
H. Robert Heller............................................    50,298           *              --          --            *
Maryann N. Keller...........................................        --          --              --          --           --
Robert L. Rewey.............................................        --          --              --          --           --
Thomas P. Capo..............................................        --          --              --          --           --
All directors and executive officers as a Group (13 persons) 3,761,137        12.2%     12,008,750        99.8%        36.7%
FMR Corp. (and related persons)(7).......................... 2,357,835         8.2%             --          --          5.8%
Wasatch Advisors, Inc. (8).................................. 1,671,042         5.8%             --          --          4.1%

--------
*   Less than one percent.

(1) Includes those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after March 15, 2002, to acquire beneficial ownership through the exercise of stock options: (i) Messrs. Bruton Smith, 650,000 shares (which includes 100,000 shares acquirable under stock options that will only become exercisable if the stockholders approve the Stock Option Plan Amendment at the Annual Meeting); Scott Smith, 483,083 shares; Price, 300,300 shares; Wright, 416,676 shares; Rachor, 136,966 shares; Iuppenlatz, 80,300 shares; Brooks, 46,667 shares; Benton, 20,000 shares; Belk, 10,000 shares; and Heller, 24,298 shares; and (ii) all directors and executive officers as a group, 2,168,290 shares.

(2) The percentage of total voting power of Sonic is as follows: (i) O. Bruton Smith, 74.3%; Sonic Financial Corporation, 59.6%; B. Scott Smith, 6.7%; FMR Corp. (and related persons), 1.6%; Thomas A. Price, 1.1%; Wasatch Advisors, Inc., 1.1%; and less than 1% for all other stockholders shown, and (ii) all directors and executive officers as a group, 81.9%.

(3) The address for O. Bruton Smith, B. Scott Smith and Sonic Financial Corporation is 5401 East Independence Boulevard, Charlotte, NC, 28212.

(4) The amount of Class B Common Stock shown for O. Bruton Smith consists of 2,171,250 shares owned directly by Mr. Smith and 8,881,250 shares owned directly by Sonic Financial Corporation ("SFC"). Mr. Smith owns the substantial majority of SFC's outstanding capital stock and, accordingly, is deemed to have sole voting and investment power with respect to the Class B Common Stock held by SFC.

(5) The address for Mr. Price is 2400 Bridgeway, Suite A230, Sausalito, California 94965.

(6) Of the 1,401,770 shares of Class A Common Stock owned by Mr. Price on March 15, 2002, 17,377 shares are owned directly by Mr. Price and 1,384,393 shares are held by Mr. Price as trustee for the Price Trust dated October 5, 1984.

(7) The address of such entity is 82 Devonshire Street, Boston, Massachusetts 02109. The information provided is based on a Schedule 13G/A filed by FMR Corp. (and related persons) on or about March 11, 2002. That filing indicates that FMR Corp. has sole voting power as to 903,540 shares of the shares shown and sole dispositive power as to all of the 2,357,835 shares shown. That filing further indicates that Fidelity Management & Research Company, as investment advisor to various Fidelity Funds, is the beneficial owner of 1,456,835 shares, but that the control persons of Fidelity Management & Research Company, Mr. Edward C. Johnson 3d and FMR Corp., do not have sole voting power with respect to such shares, which voting power resides with the Board of Trustees of the various Fidelity Funds that beneficially own the shares.

(8) The address of such entity is 150 Social Hall Avenue, Salt Lake City, Utah 84111. The Schedule 13G/A filed by Wasatch Advisors, Inc. on or about February 14, 2002 indicates that this entity has sole voting power and sole dispositive power over all of the 1,671,042 shares shown.

Number of Shares Outstanding and Voting

   Sonic currently has authorized under its Amended and Restated Certificate of Incorporation (the "Charter") 100,000,000 shares of Class A Common Stock, of which 28,775,269 shares were issued and outstanding as of March 15, 2002 and are entitled to be voted at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were issued and outstanding as of March 15, 2002 and are entitled to be voted at the Annual Meeting. At the meeting, holders of Class A Common Stock will have one vote per share, and holders of Class B Common Stock will have ten votes per share. All outstanding shares of Voting Stock are entitled to vote on all proposals submitted to a vote at the Annual Meeting. A quorum being present, directors will be elected by a plurality of the votes cast and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote on the subject matter is cast in favor thereof. Broker non-votes will not be counted in determining the number of shares voted for or against any director-nominee or for or against any proposal.

   A holder of Voting Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of the nominee in the space provided on the proxy card.

Revocation of Proxy

   Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Stephen K. Coss, the Secretary of Sonic, either at the Annual Meeting or prior to the meeting date at Sonic's offices at 5401 East Independence Boulevard, Charlotte, North Carolina 28212, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

Expenses of Solicitation

   Sonic will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by corporate officers and employees of Sonic without additional compensation. Sonic intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own our stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

2003 Stockholder Proposals

   The deadline for submission of stockholder proposals to be considered for inclusion in the proxy materials relating to the 2003 annual stockholders meeting is December 5, 2002. Any such proposal received after this date will be considered untimely and may be excluded from the proxy materials.

   The deadline for submission of stockholder proposals to be presented at the 2003 annual stockholders meeting, but for which we may not be required to include in the proxy materials relating to such meeting, is February 6, 2003. Any such proposal received after this date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

   Proposals should be addressed to the attention of the Secretary of Sonic at the address set forth on the cover of this proxy statement.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors of Sonic

   Directors of Sonic are elected at the annual meetings of stockholders of Sonic to serve staggered terms of three years and until their successors are elected and qualified. The Board of Directors of Sonic currently consists of twelve directors, four of whom must be elected at the Annual Meeting.

   Sonic's Board of Directors is divided into three classes, each of which serves for a three year term, with one class being elected at Sonic's annual stockholders meeting each year. Messrs. Price, Wright, Heller and Rewey belong to the class of directors whose term expires at the Annual Meeting. Messrs. Bruton Smith, Rachor, Brooks and Capo belong to the class whose term expires in 2003, and Messrs. Scott Smith, Benton and Belk and Ms. Keller belong to the class whose term expires in 2004.

   The proxies in the accompanying form are intended by Sonic to be voted at the meeting for the election to the Board of Directors of the following nominees, each of whom has consented to serve if elected: Thomas A. Price, Theodore M. Wright, H. Robert Heller and Robert L. Rewey, each to serve a three year term until the 2005 annual meeting of stockholders and until his successor is elected and qualified, except as otherwise provided in Sonic's Charter and Bylaws. All of the nominees are presently directors of Sonic. If for any reason any nominee named above is not a candidate when the election occurs, proxies in the accompanying form are intended by Sonic to be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with Sonic's Charter and Bylaws.

Directors

   The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for the past five years of each director and nominee for re-election as a director of Sonic are set forth below.

   O. Bruton Smith, 75, has been the Chairman, Chief Executive Officer and a director of Sonic since its organization in January 1997, and he currently is a director and executive officer of many of Sonic's subsidiaries. Mr. Smith has worked in the retail automobile industry since 1966. Mr. Smith is also the Chairman and Chief Executive Officer, a director and controlling stockholder of Speedway Motorsports, Inc. ("SMI"). SMI is a public company traded on the New York Stock Exchange (the "NYSE"). Among other things, it owns and operates the following NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Lowe's Motor Speedway, Las Vegas Motor Speedway, Sears Point Raceway and Texas Motor Speedway. He is also an executive officer and a director of each of SMI's operating subsidiaries. Mr. Smith's term as a director of Sonic will expire at the 2003 annual stockholders meeting.

   Thomas A. Price, 58, was appointed Vice Chairman and a director of Sonic in January 2000. Before joining Sonic, Mr. Price had been Chief Executive Officer, President and a director of FirstAmerica Automotive, Inc. ("FirstAmerica") since September 1996. From March 1976 to June 1997, Mr. Price owned and operated nine vehicle dealerships. Mr. Price has worked in the automotive industry since 1963 in various capacities, including marketing and field assignments at Ford Motor Company. He is a charter member of the J.D. Power Superdealer Roundtable. Mr. Price is standing for election as a director of Sonic at the Annual Meeting.

   B. Scott Smith, 34, has been the President and Chief Operating Officer of Sonic since April 1997 and a Sonic director since its organization in January 1997. Mr. Smith also serves as a director and executive officer of many of Sonic's subsidiaries. Mr. Smith, who is the son of Bruton Smith, has been an executive officer of Town and Country Ford since 1993, and was a minority owner of both Town and Country Ford and Fort Mill Ford before Sonic's acquisition of those dealerships in 1997. Mr. Smith became the General Manager of Town & Country Ford in November 1992 where he remained until his appointment as President and Chief Operating Officer of Sonic in April 1997. Mr. Smith's term as a director of Sonic will expire at the 2004 annual stockholders meeting.

   Theodore M. Wright, 39, has been the Chief Financial Officer, Vice President and Treasurer of Sonic since April 1997 and a Sonic director since June 1997. He served as Sonic's Secretary until February 9, 2000. Mr. Wright also serves as a director and executive officer of many of Sonic's subsidiaries. Before joining Sonic, Mr. Wright was a Senior Manager and in charge of the Columbia, South Carolina office of Deloitte & Touche LLP. Before joining the Columbia office, Mr. Wright was a Senior Manager in Deloitte & Touche LLP's National Office of Accounting Research and SEC Services Departments from 1994 to 1995. Mr. Wright is standing for election as a director of Sonic at the Annual Meeting.

   Jeffrey C. Rachor, 40, is Sonic's Executive Vice President of Retail Operations. In May 1999, Mr. Rachor was appointed a director of Sonic and promoted to executive officer status. He originally joined Sonic as its Regional Vice President-Mid-South Region upon Sonic's 1997 acquisition of dealerships in Chattanooga, Tennessee and was subsequently promoted to Vice President of Retail Operations in September 1998. Mr. Rachor has over 16 years of experience in automobile retailing and was the Chief Operating Officer of the Chattanooga dealerships from 1989 until their acquisition by Sonic in 1997. During this period, Mr. Rachor also served at various times as the general manager of Toyota, Saturn and Chrysler-Plymouth-Jeep-Eagle dealerships. Before then, Mr. Rachor was an assistant regional manager with America Suzuki Motor Corporation from 1987 to 1989 and a metropolitan sales manager and district sales manager with GM's Buick Motor Division from 1983 to 1987. Mr. Rachor's term as a director of Sonic will expire at the 2003 annual stockholders meeting.

   William R. Brooks, 52, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic's initial Treasurer, Vice President and Secretary from January 1997 to April 1997 when Mr. Wright was appointed to those positions. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI. Mr. Brooks also serves as an executive officer and a director for various operating subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was the Vice President of Lowe's Motor Speedway (formerly the Charlotte Motor Speedway) and a Vice President and director of Atlanta Motor Speedway. Mr. Brooks joined SFC, an entity controlled by Bruton Smith, from Price Waterhouse in 1983. At SFC, he was promoted from manager to controller in 1985 and again to Chief Financial Officer in 1989. Mr. Brooks' term as a director of Sonic will expire at the 2003 annual stockholders meeting.

   William P. Benton, 78, became a director of Sonic in December 1997. From January 1997 until December, 2001, Mr. Benton was the executive director of Ogilvy & Mather, a worldwide advertising agency. Mr. Benton has been a director of SMI since February 1995 and a director of Allied Holdings, Inc. since February 1998. Before his appointment at Ogilvy & Mather, Mr. Benton served as Vice Chairman of Wells, Rich, Greene/BDDP, Inc., an advertising agency with offices in New York and Detroit. Mr. Benton retired from Ford Motor Company as its Vice President of marketing worldwide in 1984 after a 37-year career with that company. Mr. Benton's term as a director of Sonic will expire at the 2004 annual stockholders meeting.

   William I. Belk, 52, became a director of Sonic in March 1998. Mr. Belk is currently Vice President and a director for Monroe Hardware Company, a director for Piedmont Ventures, Inc., and Treasurer and a director for Old Well Water, Inc. Mr. Belk previously held the position of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk's term as a director of Sonic will expire at the 2004 annual stockholders meeting.

   H. Robert Heller, 62, was appointed a director of Sonic in January 2000. Mr. Heller served as a director of FirstAmerica from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller was a director and Executive Vice President of Fair, Isaac and Company from 1994 until 2001, where he was responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Mr. Heller is a former Governor of the Federal Reserve System, and has had an extensive career in banking, international finance, government service and education. Mr. Heller is standing for election as a director of Sonic at the Annual Meeting.

   Maryann N. Keller, 58, was appointed as a director of Sonic in August 2001. Ms. Keller currently serves as the principal of Maryann Keller and Associates, a firm providing consulting services to automotive retail and Internet clients. From July 1999 to November 2000, Ms. Keller served as the President of the Automotive Services unit of Priceline.com. She joined Priceline.com from Furman Selz (now part of ING Barings), where she served as a managing director of the firm from 1986 to 2000. Prior to joining Furman Selz, Ms. Keller was portfolio manager with Vilas-Fischer Associates from 1983 to 1986, and served as automotive industry analyst with Kidder Peabody & Co. Inc. and Paine Webber from 1972 to 1983. Ms. Keller also served as Chairman of the Society of Automotive Analysts from 1994 to 1999. She is currently a director of Dollar Thrifty Automotive Group, Inc., a publicly-traded rental car company ("Dollar Thrifty"), where she also serves as a member of the Audit Committee and Strategic Planning Committee. Ms. Keller's term as a director of Sonic will expire at the 2004 annual stockholders meeting.

   Robert L. Rewey, 63, was appointed as a director of Sonic in December 2001. Mr. Rewey served as the Group Vice President for North American Operations & Global Consumer Services of Ford Motor Company from January 2000 until his retirement in April 2001 after a 38-year career with Ford. From January 1998 to December 1999, Mr. Rewey held the position of Group Vice President for Global Sales, Marketing & Service of Ford Motor Company, where he was responsible for Ford's Worldwide sales and marketing initiatives. From March 1985 to December 1997, Mr. Rewey served as President of the Ford Division, and from January 1984 to March 1985, he served as President of the Lincoln-Mercury Division. During his tenure with Ford Motor Company, he also served on the Advisory Boards of Mazda Motors and Volvo Cars. Mr. Rewey currently serves as a director of SMI and of LoJack Corporation, a public company traded on NASDAQ. Mr. Rewey is standing for election as a director of Sonic at the Annual Meeting.

   Thomas P. Capo, 51, was appointed as a director of Sonic in December 2001. Mr. Capo was the Senior Vice President and Treasurer of DaimlerChrysler AG from April 2000 to September 2000, and served as the Senior Vice President and Treasurer of DaimlerChrysler Corporation from November 1998 to March 2000. Prior to the merger of Chrysler Corporation and Daimler Benz AG, Mr. Capo served as the Treasurer of Chrysler Corporation from November 1991 to October 1998. He was first elected as Vice President of Chrysler Corporation in May 1993. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. During his tenure at DaimlerChrysler, he also served at various times as a director of DaimlerChrysler Financial Services, DaimlerChrysler Canada Ltd., DaimlerChrysler North America Holdings and DaimlerChrysler Mexico Holdings. Mr. Capo currently serves as a director of Dollar Thrifty. Mr. Capo's term as a director of Sonic will expire at the 2003 annual stockholders meeting.

Committees of the Board

   There are two standing committees of Sonic's Board of Directors, the Audit Committee and the Compensation Committee. The Audit Committee currently consists of Messrs. Benton, Belk and Heller. The Compensation Committee currently consists of Messrs. Bruton Smith, Benton and Belk. Set forth below is a summary of the principal functions of each committee.

   Audit Committee. The Audit Committee, which held seven meetings in 2001, recommends the appointment of Sonic's independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews with Sonic's auditors the adequacy of Sonic's system of internal control and procedures and the role of management in connection therewith, reviews transactions between Sonic and its officers, directors and principal stockholders, and performs other functions and exercises other powers as the Board from time to time may determine. The Audit Committee currently consists of three directors who are not officers of Sonic or of a subsidiary, and each of whom are "independent" as defined in accordance with applicable rules of the New York Stock Exchange.

                            Audit Committee Report

   In accordance with its written charter adopted by Sonic's Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Sonic. During the 2001 calendar year, the Committee met seven times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001 with the Chief Financial Officer and the independent auditors, Deloitte & Touche LLP, prior to public release.

   In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Sonic that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Sonic's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

   The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   The Committee reviewed the audited financial statements of Sonic as of and for the year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of Sonic's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on this review and discussions with management and the independent auditors, the Committee recommended to the Board that Sonic's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, Deloitte & Touche LLP, and the Board concurred in such recommendation.

   William I. Belk, Chairman
   William P. Benton
   H. Robert Heller

   Compensation Committee. The Compensation Committee, which held three meetings in 2001, administers certain compensation and employee benefit plans of Sonic, annually reviews and determines compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits, direct and indirect, of all executive officers and other senior officers of Sonic. The Compensation Committee administers the Stock Option Plan, the Employee Plan and certain other employee stock plans, approves individual stock option grants under the plans it administers and periodically reviews Sonic's executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to Sonic's or its executives' performance. The policy of the Compensation Committee is to link executive officer pay to business strategy and performance in order to attract, retain and reward key executives while also providing performance incentives and equity-based compensation to align the long-term interests of executive officers with those of Sonic's stockholders. In furtherance of this policy, the Board of Directors and the Compensation Committee adopted the Incentive Plan in October 2001, which Incentive Plan is subject to approval of the stockholders at the Annual Meeting. The Compensation Committee also established the Incentive Compensation Plan Subcommittee to administer the Incentive Plan, and appointed Messrs. Belk and Benton to serve as the members of the Incentive Compensation Plan Subcommittee. The Compensation Committee's objective is to offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

   Sonic currently has no standing nominating committee.

   During 2001, there were six meetings of the Board of Directors of Sonic. Each director attended at least 75% of the total number of meetings of our Board of Directors and any Committees on which he or she served, except for Mr. Benton, who attended four of the six Board meetings and six of the ten meetings of the Committees on which he served.

                    PROPOSED AMENDMENT TO STOCK OPTION PLAN

   The Board of Directors of Sonic has approved an amendment and restatement of the Stock Option Plan. One of the amendments increases the number of shares of Class A Common Stock that may be issued under the Stock Option Plan from 6,000,000 to 8,000,000, subject to stockholder approval (the "Stock Option Plan Amendment"). The Stock Option Plan Amendment is being proposed to allow Sonic and its subsidiaries (the "Company") to continue providing competitive stock incentives that attract and retain key personnel, as permitted under the terms of the Stock Option Plan. No other amendments to the Stock Option Plan are proposed for stockholder approval.

   The Stock Option Plan was originally adopted by the Board of Directors of Sonic and approved by the stockholders of Sonic on October 9, 1997 and has been subsequently amended several times. The original and continuing purpose of the Stock Option Plan is to attract, retain and provide incentives to key personnel upon whose efforts the Company's success and future growth depends.

   Summary Description of the Stock Option Plan. The following is a summary of the Stock Option Plan, as amended, and is qualified in its entirety by reference to the Stock Option Plan, a copy of which has been submitted to the Securities and Exchange Commission (the "SEC") with this Proxy Statement.

   The Stock Option Plan is administered by the Compensation Committee (or a subcommittee thereof) which determines, among other things, the persons who are to receive options, the number of shares of Class A Common Stock to be subject to each option, the option period, the option exercise price and the vesting schedule applicable to options. Subject to the terms of the Stock Option Plan, the Compensation Committee has plenary authority in its discretion to establish rules and regulations, make determinations and interpretations, and take such other administrative actions as it deems necessary or advisable for the administration of the Stock Option Plan.

   As indicated, if the stockholders approve the Stock Option Plan Amendment, the number of shares of Class A Common Stock reserved for issuance under the Stock Option Plan will increase from 6,000,000 to 8,000,000. The number of shares of Class A Common Stock reserved for issuance under the Stock Option Plan is subject to adjustment in the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger, or other similar event.

   Options may be granted under the Stock Option Plan to key employees of the Company and to officers, directors, consultants and other individuals providing services to the Company. However, "non-employee directors" are no longer eligible for option grants under the Stock Option Plan. In selecting individuals for options and establishing the terms thereof, the Compensation Committee may consider any factors it deems relevant, including present and potential contributions to the success of the Company. The number of persons eligible to participate in the Stock Option Plan and the number of persons granted options varies. There currently are approximately 387 optionees under the Stock Option Plan.

   The Compensation Committee can grant "incentive stock options" ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options ("NSOs") under the Stock Option Plan; however, ISOs can be granted only to employees. Under the Stock Option Plan, no person can be granted options in any calendar year to purchase more than 500,000 shares of Class A Common Stock (subject to adjustment in the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger, or other similar event).

   Options to purchase a total of approximately 1,204,200 shares of Class A Common Stock were granted to approximately 252 individuals in 2001 under the Stock Option Plan. At present, after taking into account the cancellation of certain options, including the cancellation of options after December 31, 2001 (and without giving effect to the Stock Option Plan Amendment), options to purchase a total of approximately 5,944,632 shares are currently outstanding or have been exercised. Options to purchase an additional 298,000 shares have been granted, subject to stockholder approval of the Stock Option Plan Amendment, leaving 1,757,368 additional shares available for future grant if the Stock Option Plan Amendment is approved. There has been no decision with respect to the number or terms of options that may be granted hereafter or the number or identity of future optionees under the Stock Option Plan.

   The exercise price of options granted under the Stock Option Plan is determined at the discretion of the Compensation Committee. However, the exercise price per share may not be less than the fair market value per share of Class A Common Stock on the date of grant of the option. In the case of ISOs granted to any holder on the date of grant of more than 10% of the total combined voting power of all classes of stock of the Company (directly or by attribution through relatives or entities in which the holder has an ownership interest), the exercise price may not be less than 110% of the fair market value per share of the Class A Common Stock on the date of grant. Under the Stock Option Plan, fair market value generally is the closing price per share of the Class A Common Stock on the NYSE on the last trading date prior to the date of grant. If permitted by the Compensation Committee, the exercise price may be paid in cash, in shares of Class A Common Stock owned by the optionee, in NSOs granted under the Stock Option Plan (except that the exercise price of an ISO may not be paid in NSOs) or in any combination of cash, shares of Class A Common Stock and NSOs. Cashless exercises also may be permitted. The Board of Directors of Sonic determines the terms and conditions upon which Sonic may make loans to enable an optionee to pay the exercise price of an option.

   Options granted under the Stock Option Plan must be exercised within a period fixed by the Compensation Committee, which period may not exceed ten years from the date of the grant of the option or, in the case of ISOs granted to any holder on the date of grant of more than 10% of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or may vest in installments, as determined by the Compensation Committee. Options may expire before the end of the option period due to termination of service with the Company.

   If an optionee's service with the Company terminates for any reason other than disability, involuntary termination without cause (as defined in the Stock Option Plan) or death, options will expire and no longer can be exercised. If an optionee is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the three months following termination. If an optionee's service ceases due to his or her disability, options (to the extent vested) generally may be exercised during the twelve months following termination. If the optionee dies while employed or during the three month or twelve month periods previously described, then options (to the extent vested) generally may be exercised during the twelve month period following the optionee's death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

   Options generally may not be transferred other than by will or the laws of descent and distribution and during the lifetime of an optionee may be exercised only by the optionee. However, the Compensation Committee, in its absolute discretion, may allow NSOs to be transferred without consideration to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

   Options granted under the Stock Option Plan may include the right to acquire a "reload" option. In such a case, if an optionee pays all or part of the exercise price of an option with shares of Class A Common Stock held by the optionee for at least six months, then upon exercise of the option, the optionee is granted a second option to purchase, at the fair market value as of the date of exercise of the first option, the number of whole shares used by the optionee in payment of the exercise price of the first option. A reload option is not exercisable until one year after the grant date of such option or the expiration date of the first option.

   In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger, or other similar event, corresponding adjustments in the number and kind of shares covered by outstanding options and the exercise price per share automatically will be made. In connection with any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic owning less than a majority of the outstanding voting securities of the surviving corporation, or any sale or transfer by Sonic of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, of all or a majority of the then-outstanding voting securities of Sonic, all outstanding options under the Stock Option Plan will become exercisable in full on and after (i) the 15th day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

   The Board of Directors of Sonic may at any time amend or terminate the Stock Option Plan, subject to the following: (i) no amendment or termination may, without the consent of an optionee, adversely affect the rights of the optionee under any option then outstanding, and (ii) approval by the stockholders of Sonic is required for an amendment increasing the maximum number of shares of Class A Common Stock for which options may be granted under the Stock Option Plan or an amendment of the requirements as to the class of employees eligible to receive options. Unless terminated earlier by the Board of Directors, the Stock Option Plan will terminate on October 9, 2007.

   In 2001, the Compensation Committee granted NSOs under the Stock Option Plan to purchase an aggregate of 894,200 shares of Class A Common Stock to 246 non-executive officers and NSOs to purchase 210,000 shares of Class A Common Stock to five executive officers. Also in 2001, the Compensation Committee granted NSOs to purchase an aggregate of 100,000 shares of Class A Common Stock to one executive officer, subject to stockholder approval of the Stock Option Plan Amendment. To date in 2002, the Compensation Committee also has granted under the Stock Option Plan NSOs to purchase an aggregate of 198,000 shares of Class A Common Stock to 28 non-executive officers, subject to approval of the Stock Option Plan Amendment. On March 27, 2002, the closing price for a share of Class A Common Stock as reported on the NYSE was $29.72. No decision has been made as to the number of additional stock options that may be awarded to Sonic's executive officers or other persons in 2002 under the Stock Option Plan, although, pursuant to the Stock Option Plan, no one will receive options under the Stock Option Plan during the year for more than 500,000 shares of Class A Common Stock.

   Set forth below is further information with respect to options granted under the Stock Option Plan in 2001 and 2002, some of which are conditioned upon stockholder approval of the Stock Option Plan Amendment.

                               New Plan Benefits
                               Stock Option Plan

                                                                 Dollar  Number of
Name and Position                                                Value     Units
-----------------                                                ------  ---------
O. Bruton Smith
 Chairman, Chief Executive Officer and Director.................   (1)    100,000(2)
B. Scott Smith
 President, Chief Operating Officer and Director................   (1)     50,000(3)
Thomas A. Price
 Vice Chairman and Director.....................................   (1)     50,000(3)
Theodore M. Wright
 Vice President, Chief Financial Officer, Treasurer and Director   (1)     40,000(3)
Jeffrey C. Rachor
 Executive Vice President of Retail Operations and Director.....   (1)     40,000(3)
Mark J. Iuppenlatz
 Vice President of Corporate Development........................   (1)     30,000(3)
All current executive officers as a group.......................   (1)    310,000(2)(3)
All current non-executive officer directors as a group..........   --            --
All current non-executive officer employees as a group..........   (1)  1,092,200(4)

--------
(1) The dollar value of the options indicated is not determinable due to fluctuating market prices.

(2) Effective October 11, 2001, Mr. O. Bruton Smith was granted, subject to stockholder approval of the Stock Option Plan Amendment, NSOs for 100,000 shares of Class A Common Stock at an exercise price of $16.51 per share. These NSOs will become fully vested on April 11, 2002 and have a ten year term. If the stockholders approve the Stock Option Plan Amendment, then all of these options will be immediately exercisable.

(3) Effective October 11, 2001, Messrs. Scott Smith, Price, Wright, Rachor and Iuppenlatz were granted NSOs for 50,000, 50,000, 40,000, 40,000 and 30,000 shares of Class A Common Stock, respectively, at an exercise price of $16.51 per share. These NSOs will become fully vested on April 11, 2002 and have a ten year term. The grant of these options was not conditioned on stockholder approval of the Stock Option Plan Amendment.

(4) During 2001, non-executive officer employees were granted NSOs for 894,200 shares of Class A Common Stock at varying exercise prices depending upon the grant date. On February 6, 2002, non-executive officer employees were granted, subject to stockholder approval of the Stock Option Plan Amendment, NSOs for 198,000 shares of Class A

   Common Stock at an exercise price of $26.92 per share. All of these NSOs will vest in three equal annual installments beginning on their first anniversary dates, respectively, and have a ten year term.

   Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to optionees and Sonic of options granted under the Stock Option Plan and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular optionee or Sonic.

   The issuance and exercise of ISOs have no federal income tax consequences to Sonic. The issuance and exercise of ISOs generally have no ordinary income tax consequences to the optionee. However, upon the exercise of an ISO, the optionee has to treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

   If the optionee holds the shares of Class A Common Stock acquired upon the exercise of an ISO for at least two years following the grant date of the ISO and one year following the exercise date of the ISO, the subsequent disposition of such shares of Class A Common Stock will ordinarily result in capital gains or losses to the optionee for federal income tax purposes equal to the difference between the amount realized on disposition of the shares of Class A Common Stock and the ISO exercise price. Sonic will not be entitled to any deduction. If the holding period requirements described above are not met, the optionee will recognize ordinary income for federal tax purposes upon disposition of the Class A Common Stock in an amount equal to the excess of the Class A Common Stock's fair market value on the date of exercise (or, if less, the amount received on disposition of the Class A Common Stock) over the ISO exercise price. Any additional gain (or loss) realized on the disposition of the Class A Common Stock will be taxed as capital gain (or loss). Sonic will be entitled to a tax deduction for the taxable year in which the disposition occurs equal to the amount of ordinary income recognized by the optionee.

   The issuance of NSOs has no federal income tax consequences to Sonic or the optionee. Upon the exercise of an NSO, the optionee will recognize income for federal income tax purposes equal to the amount by which the fair market value of the underlying shares on the date of exercise exceeds the NSO exercise price. Sonic generally will be allowed a federal income tax deduction equal to the same amount that the optionee recognizes as ordinary income. In the event of the disposition of the shares of Class A Common Stock acquired upon exercise of an NSO, any additional gain or loss generally will be taxed to the optionee as capital gain or loss and is not deductible by Sonic.

   If the option exercise price under any NSO is paid for by surrendering shares of Class A Common Stock previously acquired, then the optionee will recognize ordinary income on the exercise as described above with respect to any shares acquired under the option in excess of the number of shares surrendered (such shares being treated as having been acquired without consideration), but will not recognize any taxable gain or loss on the difference between the optionee's basis in the surrendered shares and the current fair market value of the shares. For federal income tax purposes, that number of newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any newly acquired shares in excess of the number of shares surrendered will have a basis equal to their fair market value at exercise and their holding period generally will begin at the date of exercise.

   The Stock Option Plan also is intended to preserve Sonic's ability to claim tax deductions related to options granted under the Stock Option Plan in accordance with Section 162(m) of the Code and related regulations. Section 162(m) of the Code generally limits Sonic's federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other most highly compensated officers) to $1 million with respect to each such employee. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. Stock options granted under the Stock Option Plan to covered employees generally are intended to qualify as performance-based compensation.

                      PROPOSED AMENDMENT TO EMPLOYEE PLAN

   The Board of Directors of Sonic has approved an amendment and restatement of the Employee Plan. One of the amendments increases the number of shares of Class A Common Stock that may be issued under the Employee Plan from 1,800,000 to 3,000,000 and is subject to stockholder approval (the "Employee Plan Amendment"). The Employee Plan Amendment is being proposed to allow future grants to employees. No other amendments to the Employee Plan are proposed for stockholder approval.

   The Employee Plan was originally adopted by the Board of Directors of Sonic and approved by Sonic's stockholders on October 9, 1997 and has been subsequently amended several times. The Employee Plan is intended to promote the interests of the Company by providing its employees the opportunity to acquire an ownership interest in the Company through the purchase of Class A Common Stock at a discount from the market value at the time of purchase.

   Summary Description of the Employee Plan. The following is a summary of the Employee Plan, as amended, and is qualified in its entirety by reference to the Employee Plan, a copy of which has been submitted to the SEC with this Proxy Statement.

   The Employee Plan is administered by the Compensation Committee which, subject to the terms of the Employee Plan, has plenary authority in its discretion to interpret and construe the Employee Plan, to decide all questions of employee eligibility, to determine the amount, manner and timing of options and option exercises, and to make all other determinations and take all other actions it deems necessary or desirable for the administration of the Employee Plan.

   If the stockholders approve the Employee Plan Amendment, the number of shares of Class A Common Stock reserved for issuance under the Employee Plan will increase from 1,800,000 to 3,000,000. The number of shares of Class A Common Stock reserved for issuance under the Employee Plan is subject to adjustment in the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger, or other similar event.

   Options generally are granted under the Employee Plan as of each January 1. All eligible employees of Sonic and of each participating subsidiary under the Employee Plan will be given the opportunity to participate in the Employee Plan on each grant date. In order to be eligible, an employee must be employed by Sonic or one of its participating subsidiaries on a full-time or part-time basis, regularly scheduled to work more than twenty hours per week, and customarily employed more than five months in a calendar year. An employee also must have completed one year of continuous service with the Company as of the grant date. In determining whether an employee has met the twelve month service requirement, service with an entity prior to its acquisition, or the acquisition of substantially all of its assets, by Sonic will be recognized. Service with an affiliate of Sonic which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Sonic also will be recognized for purposes of eligibility to participate in the Employee Plan. Employees who own or hold options to purchase stock (or who would upon participation in the Employee Plan own or hold options to purchase stock) possessing 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary are not eligible to participate in the Employee Plan. For purposes of this 5% limitation, employees may be considered to own or hold options to purchase stock through attribution from relatives or from entities in which the employees have an ownership interest.

   As of each grant date during the term of the Employee Plan, all eligible employees participating in the Employee Plan ("Participants") will be granted an option to purchase shares of Class A Common Stock at an exercise price per share equal to the lesser of 85% of the fair market value per share of the Class A Common Stock on the date of grant or 85% of such fair market value on the date of exercise. The Board of Directors or the Compensation Committee will approve the number of shares of the Class A Common Stock available for purchase under each option, with the same number of shares to be available under each option granted on the same grant date. Fair market value generally is the closing price per share of the Class A Common Stock on the NYSE on the last trading date prior to the date of reference. No Participant may be granted an option which would permit him or her to purchase stock under the Employee Plan and all other employee stock purchase plans of Sonic at a rate which exceeds $25,000 in fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

   For 2002, there are 3,102 eligible employees who elected to participate in the Employee Plan and they each were granted an option to purchase 300 shares of Class A Common Stock at an exercise price equal to the lesser of 85% of the fair market value per share of Class A Common Stock on the date of grant or 85% of such fair market value on the date of exercise. As of March 27, 2002, no options to acquire shares had been exercised in 2002, options to acquire 930,600 shares remained outstanding (subject to any cancellations during the year) and options with respect to approximately 164,839 additional shares were authorized but unissued under the Employee Plan (without giving effect to the Employee Plan Amendment). On March 27, 2002, the closing price of a share of Class A Common Stock as reported on the NYSE was $29.72.

   A Participant may elect to designate a limited percentage of compensation to be deferred by after-tax payroll deduction as a contribution to the Employee Plan. A Participant also may elect to make contributions by direct payment to the Employee Plan. If a Participant has made contributions to the Employee Plan, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates are the last business day of March, June, September and December on which the NYSE is open for trading and any other interim dates during the year which the Compensation Committee designates for such purpose. The Participant's accumulated and unused contributions as of each exercise date will be applied to purchase the maximum number of whole shares of Class A Common Stock that such contributions will permit at the applicable option price, limited to the number of shares available for purchase under the option. Contributions which are not enough to purchase a whole share of Class A Common Stock will be carried forward and applied on the next exercise date in that calendar year.

   Options granted to Participants will expire on the last exercise date of the calendar year in which granted. However, if a Participant withdraws from the Employee Plan or terminates employment, the option may expire earlier.

   Once a Participant's employment terminates, the Participant may not make any more contributions to the Employee Plan. If a Participant's employment terminates, the Participant (or the Participant's estate if employment terminates due to the Participant's death) can request the return of contributions not yet used to purchase Class A Common Stock. Alternatively, the Participant (or the Participant's estate if employment terminates due to the Participant's death) can elect to continue participation in the Employee Plan until the next exercise date in the calendar year of the termination of employment (but this election is not available if the Participant's employment is terminated for cause). If the Participant leaves his or her contributions in the Plan until the next exercise date, any unexpired option held by the Participant will be exercised automatically on that exercise date for as many shares as the Participant's remaining contributions will purchase.

   In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger, or other similar event, corresponding adjustments in the number and kind of shares covered by outstanding options and the exercise price per share automatically will be made. In connection with any merger or consolidation in which Sonic is not the surviving corporation, and which results in the holders of the outstanding voting securities of Sonic owning less than a majority of the outstanding voting securities of the surviving corporation, or any sale or transfer by Sonic of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, of all or a majority of the then-outstanding voting securities of Sonic, all outstanding options under the Employee Plan will become exercisable in full on and after (i) the 15th day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

   The Board of Directors of Sonic may at any time amend, suspend or terminate the Employee Plan, subject to the following: (i) no amendment, suspension or termination may, without the consent of a Participant, adversely affect the rights of the Participant under any option then outstanding, and (ii) approval by the stockholders of Sonic is required for an amendment increasing the maximum number of shares of Class A Common Stock for which options may be granted under the Employee Plan or, to the extent required by Section 423 of the Code, an amendment changing the class of employees eligible to receive options under the Employee Plan.

   Set forth below is information with respect to options granted under the Employee Plan in 2002.

                               New Plan Benefits
                                 Employee Plan

                                                                 Dollar  Number
Name and Position                                                Value  of Units
-----------------                                                ------ --------
O. Bruton Smith
 Chairman and Chief Executive Officer of Sonic..................  (1)     (1)
B. Scott Smith
 President, Chief Operating Officer and Director................  (1)     (1)
Thomas A. Price
 Vice Chairman and Director.....................................  (2)     300
Theodore M. Wright
 Vice President, Chief Financial Officer, Treasurer and Director  (2)     300
Jeffrey C. Rachor
 Executive Vice President of Retail Operations and Director.....  (2)     300
Mark J. Iuppenlatz
 Vice President of Corporate Development........................  (2)     300
All current executive officers as a group.......................  (2)    1,200
All current non-executive officer directors as a group..........  (3)     (3)
All current non-executive officer employees as a group..........  (2)   929,400

--------
(1) As a holder of more than 5% of the total voting power of Sonic, neither Mr. Bruton Smith nor Mr. B. Scott Smith are eligible to participate in the Employee Plan.

(2) The dollar value of options received in 2002 by the persons or groups indicated in the above-referenced table are not readily determinable since the value of, and exercise prices for, options granted under the Employee Plan depend on fluctuating market prices.

(3) Non-employee directors are not eligible to participate in the Employee Plan.

   Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to Participants and Sonic of options granted under the Employee Plan and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular employee or Sonic.

   The Employee Plan is intended to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code. Accordingly, there are no federal income tax consequences to the Participant or Sonic upon the grant of an option to purchase Class A Common Stock under the Employee Plan. For federal income tax purposes, the Participant will not recognize ordinary income on the exercise of an option granted under the Employee Plan, but instead will take a tax basis in the Class A Common Stock purchased equal to the option exercise price. Sonic will not receive a tax deduction for federal income tax purposes when an option is exercised under the Employee Plan.

   A Participant will recognize ordinary income for federal tax purposes if and when he or she disposes of the shares of Class A Common Stock acquired upon the exercise of an option under the Employee Plan. If the Participant holds the shares for at least two years from the grant date of the relevant option and one year from the option exercise date (or dies while holding such shares), the Participant will recognize ordinary income for federal income tax purposes at the time of disposition of the shares (or at death) equal to the lesser of (i) the excess of the fair market value of the shares when the option was granted over the option exercise price and (ii) the excess of the fair market value of the shares at the date of such disposition (or death) over the option exercise price. For this purpose, the option exercise price is deemed to be 85% of the fair market value of the shares of Class A Common Stock on the date the relevant option was granted (assuming the shares are purchased at a 15% discount). The amount of ordinary income recognized will increase the Participant's basis in the shares for federal income tax purposes, and any additional gain (or loss) realized on the disposition of the shares of Class A Common Stock will be taxed as capital gain (or loss). In the case where the holding requirements are met, Sonic will not be entitled to a deduction with respect to any income recognized by the Participant.

   If the Participant disposes of the shares of Class A Common Stock acquired upon the exercise of an option under the Employee Plan within two years after the grant date of the relevant option or within one year after the option exercise date, the Participant will recognize ordinary income for federal income tax purposes at the time of disposition equal to the difference between the fair market value of the shares of Class A Common Stock on the option exercise date and the option exercise price. Sonic generally will be entitled to a deduction equal to the same amount. The Participant's tax basis in such shares will be the option exercise price plus the amount of taxable ordinary income recognized (i.e., fair market value of the shares on the exercise date). Any gain in excess of the Participant's tax basis in the shares of Class A Common Stock will be taxed as capital gain and is not deductible by Sonic. Any loss recognized on the disposition of the shares of Class A Common Stock generally will be treated as a capital loss.

                    PROPOSED APPROVAL OF THE INCENTIVE PLAN

   On October 11, 2001, the Board of Directors of Sonic adopted the Incentive Plan, subject to stockholder approval. The Incentive Plan is a performance-based plan that will provide cash awards to selected executive officers and key employees if pre-established performance goals are met. The Incentive Plan is intended to provide incentives to highly-qualified executives and other key employees to motivate them to continue service with the Company, devote their best efforts to the Company and improve the Company's economic performance, thus enhancing the value of the Company for the benefit of stockholders.

   Stockholder approval of the Incentive Plan is being sought so that the awards under the Incentive Plan may constitute qualified performance-based compensation for purposes of Section 162(m) of the Code. Section 162(m) of the Code generally limits Sonic's federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other highest paid executive officers) to $1 million with respect to each such executive officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan under which the compensation is paid are disclosed to and approved by the stockholders.

   Summary Description of the Incentive Plan. The following is a summary of the Incentive Plan, and is qualified in its entirety by reference to the Incentive Plan, a copy of which is included in this Proxy Statement as Appendix A.

   The Incentive Plan will be administered by a subcommittee of the Compensation Committee of the Board of Directors which consists solely of two or more outside directors (the "Committee"). Messrs. William Benton and William Belk have been appointed as the initial members of the Committee. The Committee will have the authority, in its sole discretion, to grant awards under the Incentive Plan, to determine the persons to whom and the time or times at which awards will be granted, to determine the terms, conditions, restrictions, applicable performance periods and performance goals relating to any award, to adjust compensation payable upon attainment of performance goals, to construe and interpret the Incentive Plan and any awards, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

   Executive officers and other key employees of the Company are eligible to receive awards under the Incentive Plan. The Committee selects the employees who will participate in the Incentive Plan, and may take into account such factors as it deems relevant in making that determination. An employee who is a participant for one performance period is not assured of being selected to participate in any subsequent performance period. The number of persons who are eligible to participate in the Incentive Plan varies. However, only one employee has been selected to participate in the Incentive Plan to date, subject to stockholder approval of the Incentive Plan.

   For each participant, the Committee will establish in writing the performance goals, the performance period over which such goals will be measured, a target award and the formula for determining the actual award for such participant. The Committee must establish all of the foregoing in writing within 90 days after the beginning of the applicable performance period (or, if earlier, by the date on which 25% of the period has been completed).

   The performance goals established by the Committee must be objectively determinable and will be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; earnings per share; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; debt rating; Company-wide sales; dealership sales; expense reduction levels; growth in assets, sales, or market share; customer satisfaction; or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of one or more divisions, business units or subsidiaries, based on the performance of the Company as a whole, or based on any combination of the foregoing. Performance goals may be either absolute in their terms or relative. The performance goals established by the Committee can be particular to a participant and/or different each performance period. The Committee also can establish subjective performance goals for participants, but the subjective performance goals may be used only to reduce, and not increase, the award otherwise payable under the Incentive Plan to employees who are subject to Section 162(m) of the Code.

   A participant's target award will be expressed as either a dollar amount, a percentage of salary or otherwise. The actual amount of an award payable under the Incentive Plan will be determined as a percentage of the participant's target award, which percentage may vary depending upon the extent to which the performance goals for the performance period have been attained and may be lesser than, greater than, or equal to 100%. However, the Committee may, in its discretion, reduce or eliminate the amount payable to any participant based upon such factors as the Committee deems relevant. The maximum award that any participant can receive under the Incentive Plan for any performance period is $2,000,000.

   The Committee will fix the date (or dates) on which awards earned for a particular performance period will be paid. The Committee also will determine whether payment will be made in a cash lump sum or in installments. Participants generally must be employed on the payment date to be eligible for the award, except as otherwise determined by the Committee. However, if the participant's employment terminates due to death, disability or retirement, a pro-rated award may be paid so long as the performance goals were achieved. Before payment can be made, the Committee must certify in writing the extent to which the performance goals have been reached.

   The Board of Directors of Sonic or the Committee can amend, suspend or terminate the Incentive Plan at any time, subject to stockholder approval if required by Section 162(m) of the Code. However, no amendment, suspension or termination of the Incentive Plan may adversely affect the rights of a participant with respect to an award previously granted under the Incentive Plan without the participant's consent. The Incentive Plan must be resubmitted to Sonic's stockholders as necessary to enable awards paid under the Incentive Plan to constitute qualified performance-based compensation under Section 162(m) of the Code. Under current law, Sonic may be required to resubmit the Incentive Plan for stockholder approval approximately every five years. The Company is not precluded by the Incentive Plan from establishing other or additional compensation plans.

   The information contained in the following table represents the benefits that the named executive employees would have received in 2001 under the Incentive Plan (but no such awards were actually paid in 2001) based on the target awards and performance goals established for the current year for each such person (to the extent applicable).

                               New Plan Benefits
                                Incentive Plan

 Name and Position                                                Dollar Value
 -----------------                                                ------------
 O. Bruton Smith
  Chairman, Chief Executive Officer and Director.................   $500,000
 B. Scott Smith
  President, Chief Operating Officer and Director................     N/A
 Theodore M. Wright
  Vice President, Chief Financial Officer, Treasurer and Director     N/A
 Jeffrey C. Rachor
  Executive Vice President of Retail Operations and Director.....     N/A
 Mark J. Iuppenlatz
  Vice President of Corporate Development........................     N/A
 All current executive officers as a group.......................   $500,000
 All current non-executive officer directors as a group..........     N/A
 All current non-executive officer employees as a group..........     N/A

                       SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected the firm of Deloitte & Touche LLP to serve as the principal independent auditors of Sonic for the fiscal year ending December 31, 2002. Deloitte & Touche LLP has acted in such capacity for Sonic since its organization in 1997.

   Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.

   Audit Fees. The aggregate fee for professional services rendered by Deloitte & Touche LLP in connection with their audit of our consolidated financial statements included in our Annual Report on Form 10-K for the 2001 calendar year and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 calendar year was approximately $460,000.
   Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche LLP in the 2001 calendar year relating to financial information systems design and implementation. All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche LLP in the 2001 calendar year was approximately $446,000, and can be sub-categorized as follows:
       Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche LLP for matters such as comfort letters and consents related to SEC and other registration statements and an audit of the financial statements pertaining to an acquisition was approximately $264,000.
       Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance, health care advisory and consultation related to plan design, rendered by Deloitte & Touche LLP in the 2001 calendar year was approximately $182,000.

   The Audit Committee considers the provision of non-audit services to be compatible with maintaining the principal auditor's independence.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

  2001 Executive Officer Compensation Program

   The executive officer compensation for Sonic for 2001 was based on compensation established in each individual's respective employment agreement with Sonic as discussed herein or was established by the Compensation Committee upon consideration of the factors listed below. Additionally, certain executive officers were granted stock options issued under Sonic's Stock Option Plan during 2001. Executive officers (including the Chief Executive Officer) were also eligible in 2001 to participate in various benefit plans similar to those provided to other employees of Sonic. These benefit plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

   The compensation provided to each of the respective executive officers (including the Chief Executive Officer) during 2001 was established on the basis of non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations. Compensation was targeted to be competitive principally in relation to other automotive retailing companies (such as those included in the Peer Group Index in the performance graph elsewhere herein), although the Compensation Committee also considered the base salaries of certain retail companies not included in the Peer Group Index because the Compensation Committee considered those other companies to be in relatively comparable industries.

   Awards of stock options under the Stock Option Plan are based on a number of factors in the discretion of the Compensation Committee, including various subjective factors primarily relating to the responsibilities of the individual officers for and contribution to Sonic's operating results (in relation to Sonic's other optionees), their expected future contributions and the levels of stock options currently held by the executive officers individually and in the aggregate. Stock option awards to executive officers have been at then-current market prices in order to align a portion of an executive's compensation with returns to Sonic's stockholders. For detail concerning the grant of options to the executive officers named in the Summary Compensation Table below, see "--Option Grants in 2001" and "--Fiscal Year-End Option Values."

   As noted above, Sonic's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to named executive officers. It is intended that compensation attributable to the exercise of stock options granted under the Stock Option Plan generally should qualify as deductible performance-based compensation. The Compensation Committee currently believes that, generally, Sonic should be able to continue to manage its executive compensation program to preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the value of Sonic. Accordingly, the Compensation Committee may from time to time exercise its discretion to award compensation that may be non-deductible under Section 162(m) when in its judgment such award would be in the interests of Sonic.

  Chief Executive Officer Compensation

   The Compensation Committee annually reviews and approves the compensation of each of Sonic's executive officers, including Mr. Bruton Smith, Sonic's Chief Executive Officer. Mr. Smith does not participate in the Compensation Committee's discussion and approval of the compensation of each of Sonic's executive officers, including his compensation. During 2001, the compensation provided to Mr. Smith was established on the basis of the same factors and considerations applicable to all of Sonic's executive officers, which is described in "2001 Executive Officer Compensation Program" above. The Board of Directors believes that Mr. Smith is paid a reasonable salary.

   The Incentive Compensation Plan Subcommittee has selected Mr. Smith for participation in the Incentive Plan for the period beginning October 1, 2001 and ending September 30, 2002, subject to stockholder approval of the Incentive Plan at the Annual Meeting. Accordingly, Mr. Smith's cash bonus in 2002, if any, will be determined by operation of the Incentive Plan and achievement of the particular performance goals established by the Subcommittee under the Incentive Plan.

   O. Bruton Smith, Chairman
   William P. Benton
   William I. Belk

Compensation of Executive Officers

   The following table sets forth compensation paid by or on behalf of Sonic to the Chief Executive Officer of Sonic and to its other named executive officers for services rendered during Sonic's fiscal years ended December 31, 1999, 2000 and 2001:

                          Summary Compensation Table

                                                                                 Long-Term
                                               Annual Compensation          Compensation Awards
                                      ----------------------------------    -------------------
                                                                                 Number of
                                                                                  Shares
                                                             Other Annual       Underlying         All Other
Name and Principal Position(s)   Year Salary (1) Bonus (2) Compensation (3)       Options       Compensation (4)
------------------------------   ---- ---------- --------- ---------------- ------------------- ----------------
O. Bruton Smith                  2001  $800,000  $200,000           --            100,000                --
 Chairman, Chief Executive       2000   633,333   400,000      $55,659(5)         100,000                --
 Officer and Director            1999   529,933   400,000           --            250,000                --

B. Scott Smith                   2001  $550,000  $350,000           --             50,000                --
 President, Chief Operating      2000   466,667   350,000           --            100,000                --
 Officer and Director            1999   413,275   250,000           --            130,000            $1,250

Theodore M. Wright               2001  $450,000  $300,000           --             40,300            $1,700
 Vice President, Chief Financial 2000   408,333   200,000           --            150,300             2,500
 Officer, Treasurer and Director 1999   305,076   200,000           --            130,355             2,500

Jeffrey C. Rachor                2001  $285,000  $683,103           --             40,000            $1,700
 Executive Vice President of     2000   240,000   601,206           --             90,300             2,500
 Retail Operations and Director  1999   240,000   526,386           --            100,000             1,900

Mark J. Iuppenlatz               2001  $279,038  $225,000           --             30,300            $1,700
 Vice President of Corporate     2000   251,368   175,000           --             30,300             2,500
 Development                     1999       (6)       (6)           --             30,000                --

--------
(1) Does not include the dollar value of perquisites and other personal benefits.

(2) The amounts shown are cash bonuses earned and paid in the specified year.

(3) Excludes perquisites and other personal benefits that, in the aggregate, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(4) Includes company match to 401(k) plan.

(5) Sonic provides Mr. Smith with the use of automobiles for personal use, the annual cost of which is reflected as Other Annual Compensation.

(6) The amount of salary and bonus earned by the named executive officer in 1999 did not exceed $100,000.

Employment Agreements

   Sonic has employment agreements with Messrs. Price, Wright and Rachor (the "Employment Agreements"), which provide for an annual base salary and certain other benefits. Pursuant to the Employment Agreements, the 2002 base salaries of Messrs. Price, Wright and Rachor will be $300,000, $450,000 and $300,000, respectively. The executives will also receive such additional increases as may be determined by the Compensation Committee. The Employment Agreements for Messrs. Wright and Rachor also provide for the payment of annual performance-based cash bonuses. Mr. Rachor's bonus is determined by the achievement by Sonic of certain performance objectives, based on Sonic's pre-tax income, to be established by the Compensation Committee. Mr. Wright's bonus will be determined by the Compensation Committee in its discretion, considering factors such as those listed in the Compensation Committee Report on Executive Compensation herein.

   Under the terms of their respective Employment Agreements, Sonic will employ Mr. Price through December 2002, Mr. Wright through November 2005, and Mr. Rachor through November 2002. Under his employment agreement with Sonic, Mr. Wright received a $700,000 non-interest bearing advance from Sonic in November 2000, which advance is payable towards any severance due to him under the employment agreement. Mr. Wright is entitled to retain the advance in lieu of any other severance to which he would otherwise be entitled if Sonic terminates his employment without cause before the expiration of the term of his employment agreement, or in the event of his death or disability before such time. Mr. Wright is required to repay the advance in full to Sonic if he voluntarily resigns his employment with, or is terminated for cause by, Sonic before the expiration of the term of his employment agreement, or if he remains employed with Sonic at the expiration of the term. Mr. Wright's employment agreement also provides that he may voluntarily resign his employment within thirty days following a change of control of Sonic, whereupon Sonic is required to pay him a lump sum amount in cash equal to the aggregate salary and annual cash bonus that he would have received for the remainder of the term of the employment agreement. Pursuant to Mr. Price's employment agreement, if his employment is terminated by Sonic without cause prior to the expiration of the term of the employment agreement, Sonic is obligated to pay Mr. Price an amount equal to 150% of his annual base salary then in effect, payable in twelve monthly installments. Pursuant to Mr. Rachor's employment agreement, if his employment is terminated by Sonic without cause, or if he resigns his employment for good reason (as defined in the employment agreement), prior to the expiration of the term of the employment agreement, Sonic is obligated to pay Mr. Rachor his annual base salary and benefits through the remainder of the term of the employment agreement. Mr. Price received in February 2000, pursuant to his Employment Agreement, options to purchase 300,000 shares of Class A Common Stock, and Mr. Rachor received in October 1997, pursuant to his Employment Agreement, options to purchase 82,250 shares of Class A Common Stock. The options granted to Mr. Price vest in three equal annual installments beginning in December 2000, and the options granted to Mr. Rachor vested in three equal annual installments beginning in October 1998 and are now fully vested. The options granted to Mr. Price are exercisable at a price of $8.19 per share and expire in February 2010. The options granted to Mr. Rachor are exercisable at a price of $6.00 per share and expire in October 2007.

   Each of the Employment Agreements contains similar noncompetition provisions. These provisions, during the term of the Employment Agreement (i) prohibit the disclosure or unauthorized use of confidential Sonic information, and (ii) prohibit competition with Sonic for Sonic's employees and its customers, interference with Sonic's relationships with its vendors, and employment with any competitor of Sonic. With respect to Mr. Price's Employment Agreement, the provisions referred to in (ii) above shall also apply for a period of one year following the expiration or termination of his Employment Agreement. With respect to Messrs. Wright and Rachor, the provisions referred to in (ii) above shall also apply for a period of two years following the expiration or termination of their respective Employment Agreements, and prohibit competition in specified geographic areas during this period. For Mr. Wright, the geographic restrictions apply in any Standard Metropolitan Statistical Area ("SMSA") or county in which Sonic has a place of business at the time his employment ends. For Mr. Rachor, the geographic restrictions apply to any SMSA in Houston, Texas; Charlotte, North Carolina; Chattanooga, Tennessee; and Nashville, Tennessee.

Option Grants in 2001

   The following table sets forth information regarding all options to acquire shares of Class A Common Stock granted to the named executive officers during 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    Percent Of                                   Potential Realizable Value
                    Number Of         Total                                      At Assumed Annual Rate Of
                   Securities        Options                                      Stock Price Appreciation
                   Underlying       Granted to                                        For Option Term
                     Option        Employees in Exercise or Base                 --------------------------
       Name        Granted (#)     Fiscal Year    Price ($/Sh)   Expiration Date    5% ($)       10% ($)
       ----        -----------     ------------ ---------------- ---------------  ----------    ----------
O. Bruton Smith...   100,000(1)(2)     8.3%          $16.51(1)    October 2011   $1,038,305    $2,631,269

B. Scott Smith....    50,000(1)        4.2%          $16.51(1)    October 2011   $  519,153    $1,315,634

Theodore M. Wright    40,000(1)        3.3%          $16.51(1)    October 2011   $  415,322    $1,052,508
                         300(3)         --               (3)      December 2001         (3)           (3)

Jeffrey C. Rachor.    40,000(1)        3.3%          $16.51(1)    October 2011   $  415,322    $1,052,508

Mark J. Iuppenlatz    30,000(1)        2.5%          $16.51(1)    October 2011   $  311,492    $  789,381
                         300(3)         --               (3)      December 2001         (3)           (3)

--------
(1) These options were granted under the Stock Option Plan and will become exercisable in April 2002. The exercise price per share in each case is the fair market value of the Class A Common Stock as of the date of grant.

(2) The options granted to Mr. O. Bruton Smith are conditioned upon the approval of the Stock Option Plan Amendment by the stockholders at the Annual Meeting.

(3) These options were granted under the Employee Plan on January 1, 2001 at an exercise price equal to the lesser of 85% of the fair market value per share of Class A Common Stock on the date of grant or 85% of such fair market value on the date of exercise. Messrs. Wright and Iuppenlatz exercised these options in full prior to December 31, 2001.

Fiscal Year-End Option Values

   The following table sets forth information concerning outstanding options to purchase Class A Common Stock held by the named executive officers of Sonic as of December 31, 2001:

                                              Number of Securities       Value of Unexercised
                                             Underlying Unexercised          In-the-Money
                       Shares       Value     Options at FY-End (#)   Options at FY-End ($) (1)
                      Acquired     Realized ----------------------    -----------------------
Name               on Exercise (#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
----               --------------- -------- ----------- ------------- ----------- -------------
O. Bruton Smith...         --            --   550,000      100,000(2) $6,670,125   $  693,000(2)
B. Scott Smith....     40,000      $673,000   396,417      143,333    $5,912,052   $1,235,063
Theodore M. Wright     40,000      $697,600   356,376      100,000    $4,893,947   $  757,350
Jeffrey C. Rachor.     26,668      $465,090   144,835      133,333    $1,803,836   $1,165,763
Mark J. Iuppenlatz         --            --    50,000       40,000    $  732,625   $  341,675

--------
(1) Grant date value based on market price at date of grant.

(2) The options shown in the "Unexercisable" column for Mr. Bruton Smith are conditioned upon the approval of the Stock Option Plan Amendment by the stockholders at the Annual Meeting.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   Messrs. Bruton Smith, Benton and Belk serve as the members of the Compensation Committee. Bruton Smith serves as the Chief Executive Officer of Sonic and serves as an officer for a substantial majority of Sonic's subsidiaries.

   Bruton Smith is the only executive officer to have served on the Compensation Committee of another entity during 2001. He served as Chairman, Chief Executive Officer, a director and a member of the Compensation Committee of SMI. Mr. Brooks, a director of Sonic, is also an executive officer and a director of SMI. Mr. Benton is also a director and member of the Compensation Committee of SMI. Bruton Smith received aggregate salary, bonus and other compensation of $1,050,450 during 2001 from SMI.

Director Compensation

   Members of the Board of Directors who are not employees of Sonic are compensated for their services under the Formula Stock Option Plan for Independent Directors (the "Directors Plan"). Non-employee directors are also paid a $2,000 stipend by Sonic for each Board meeting attended, and are reimbursed for their expenses incurred in connection with their activities as directors of Sonic. Directors who are also employees of Sonic receive no additional compensation for serving on the Board of Directors.

   The Directors Plan was adopted by the Board of Directors on March 20, 1998 and approved by Sonic's stockholders at the 1998 annual meeting of stockholders. The Directors Plan authorizes the issuance of options to purchase up to an aggregate of 600,000 shares of Class A Common Stock. Under the Directors Plan, each outside director is awarded on or before March 31st of each year an option to purchase 10,000 shares at an exercise price per share equal to the fair market value per share of the Class A Common Stock at the date of grant. Options granted under the Directors Plan become exercisable six months from the date of grant and generally expire ten years from the date of grant.

Stockholder Performance Graph

   Set forth below is a line graph comparing the cumulative stockholder return on Sonic's Class A Common Stock against the cumulative total return of each of the Standard and Poor's 500 Stock Index and a Peer Group Index for the time period commencing November 11, 1997 and ending December 31, 2001. The companies used in the Peer Group Index consist of AutoNation, Group 1 Automotive, United Auto Group, Car Max and Lithia Motors, which are all publicly traded companies known by Sonic to be involved in the automobile industry. The graph assumes that $100 was invested on November 11, 1997 in each of Sonic's Class A Common Stock, the Standard & Poor's 500 Stock Index and the Peer Group Index companies and that all dividends were reinvested.

                                    [CHART]

                                     CUSTOMER SELECTED
            SONIC AUTOMOTIVE, INC.      STOCK LIST         S&P 500 COMPOSITE
11/11/97          100.00                  100.00                100.00
12/31/97           79.79                   79.46                106.43
12/31/98          286.01                   52.89                136.84
12/31/99          161.66                   33.32                165.64
12/29/00          113.99                   22.24                150.55
12/31/01          388.64                   50.64                132.66


                             CERTAIN TRANSACTIONS

Registration Rights Agreement

   When Sonic acquired Town & Country Ford, Lone Star Ford, Fort Mill Ford, Town & Country Toyota and Frontier Oldsmobile-Cadillac in 1997, Sonic signed a Registration Rights Agreement dated as of June 30, 1997 with SFC, an entity controlled by O. Bruton Smith, B. Scott Smith and William S. Egan (collectively, the "Class B Registration Rights Holders"). SFC currently owns 8,881,250 shares of Class B Common Stock; Bruton Smith, 2,171,250 shares; Scott Smith, 956,250 shares; and Egan Group, LLC, an assignee of Mr. Egan (the "Egan Group"), 20,625 shares, all of which are covered by the Registration Rights Agreement. The Egan Group also owns certain shares of Class A Common Stock to which the Registration Rights Agreement applies. If, among other things provided in Sonic's Charter, offers and sales of shares Class B Common Stock are registered with the SEC, then such shares will automatically convert into a like number of shares of Class A Common Stock.

   The Class B Registration Rights Holders have certain limited piggyback registration rights under the Registration Rights Agreement. These rights permit them to have their shares of Sonic's Common Stock included in any Sonic registration statement registering Class A Common Stock, except for registrations on Form S-4, relating to exchange offers and certain other transactions, and Form S-8, relating to employee stock compensation plans. The Registration Rights Agreement expires in November 2007.

Subordinated Smith Loan

   As a condition to increasing Sonic's borrowing limits under its secured lending facility (the "Revolving Facility"), Ford Motor Credit Company ("Ford Motor Credit") required that Bruton Smith make a loan to Sonic in December 1997 in the amount of $5.5 million (the "Smith Subordinated Loan"). The Smith Subordinated Loan bears interest at Bank of America's announced prime rate plus 0.5% and matured on November 30, 2000. Ford Motor Credit no longer requires that the Smith Subordinated Loan remain in place. However, under the terms of a subordination agreement in effect between Mr. Smith and the trustee for Sonic's senior subordinated notes, all amounts owed by Sonic to Mr. Smith under the Smith Subordinated Loan are to be paid only after all amounts owed by Sonic under the senior subordinated notes are fully paid in cash.

The SFC Pledge

   Before Sonic's acquisition of FirstAmerica in December 1999, Bruton Smith guaranteed the obligations of FirstAmerica under FirstAmerica's new acquisition line of credit with Ford Motor Credit. FirstAmerica obtained this new financing to enable it to complete its then pending acquisitions. The borrowing limit under this credit facility was approximately $138 million prior to FirstAmerica's acquisition by Sonic. Mr. Smith guaranteed approximately $107 million of this amount, which guarantee was secured by a pledge of 5 million shares of SMI common stock owned by SFC. Sonic assumed FirstAmerica's obligations to Ford Motor Credit under the Revolving Facility when it acquired FirstAmerica. In connection with the refinancing and replacement of the Revolving Facility with a new secured lending facility between Sonic, Ford Motor Credit and Chrysler Financial Company, LLC in August 2000 (the "2000 Revolving Facility"), Ford Motor Credit released Mr. Smith from his secured guarantee under the replaced Revolving Facility. However, the lenders under the 2000 Revolving Facility required that the SFC Pledge remain in place, and it now secures Sonic's obligations under the 2000 Revolving Facility. The SFC Pledge remains in place as collateral security for Sonic's obligations under its current secured lending facility with Ford Motor Credit, Chrysler Financial Company, LLC and Toyota Motor Credit Corporation, which was entered into in June 2001 to replace the 2000 Revolving Facility.

Certain Dealership Leases

   As indicated above, Sonic acquired FirstAmerica in December 1999. As a part of that acquisition, Sonic assumed tenant obligations with the Price Trust, as landlord, on existing leases covering three dealership properties in Northern California. Mr. Price, Sonic's Vice Chairman, and his wife are the sole beneficiaries of the Price Trust. These properties are leased from the Price Trust at the 2001 annual aggregate rate of approximately $2.8 million.

   Sonic leases three dealership properties in Northern California from Bay Automotive, LLC, in which Mr. Price owns a 50% interest. Annual aggregate rent under these leases was approximately $2.2 million in 2001.

   Sonic leases office space in Charlotte from a subsidiary of SFC for a majority of its headquarters personnel. Annual aggregate rent under this lease was approximately $268,000 in 2001.

Sale of Land Rover of Marin

   Pursuant to the terms of an Asset Purchase Agreement dated November 22, 2000, Sonic sold substantially all of the assets of its Land Rover of Marin dealership to Marin Luxury Cars, LLC, an entity owned by Mr. Price. The Land Rover of Marin dealership, along with certain other smaller dealerships owned by Sonic, had previously been identified for disposition during the 2000 calendar year by Sonic's management. Marin Luxury Cars paid Sonic approximately $5.0 million to acquire the Land Rover of Marin assets. No material gain or loss was recognized on this sale. This disposition was consummated by Sonic on January 4, 2001 following the respective determinations by Sonic's board, disinterested directors and independent directors that the terms of the transaction were no less favorable to Sonic than could be obtained in an arms'-length transaction with an unrelated third party.

Other Transactions

    . Sonic rents various aircraft owned by SFC, subject to their availability, for business-related travel by Sonic executives. Sonic paid SFC an aggregate amount of approximately $562,000 for the use of these aircraft during 2001.

    . Certain of Sonic's dealerships purchase the Z-Max oil additive product from Oil Chem Research Company, a subsidiary of SMI, for resale to service customers of the dealerships in the ordinary course of business. Total purchases from Oil Chem by Sonic dealerships in 2001 totaled approximately $665,000.

    . In 2001, Las Vegas Motor Speedway, a subsidiary of SMI, leased a fleet of new vehicles for use by its employees from a Sonic dealership subsidiary for approximately $217,000.

    . Sonic and its dealerships frequently purchase apparel items (such as hats, shirts, jackets, etc.), which are screen-printed with Sonic and dealership logos, for its employees as part of internal marketing and sales promotions. Sonic and its dealerships purchase such items from several companies, including Speedway Systems, LLC, a company owned by SMI. Total purchases from Speedway Systems by Sonic and its dealerships in 2001 totaled approximately $218,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Sonic's executive officers, directors and persons who own more than 10% of Sonic's Voting Stock to file reports on ownership and changes in ownership with the SEC. Additionally, SEC regulations require that Sonic identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To Sonic's knowledge, based solely on review of reports furnished to it, all
Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with.

                                 OTHER MATTERS

   In the event that any matters other than those referred to in the accompanying Notice of Meeting should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                  APPENDIX A

                            SONIC AUTOMOTIVE, INC.

                          INCENTIVE COMPENSATION PLAN

Section 1.  Purposes

   The purpose of the Sonic Automotive, Inc. Incentive Compensation Plan is to provide incentives to highly-qualified executives and other key employees in an effort to motivate them to continue service with the Company, devote their best efforts to the Company and improve the Company's economic performance, thus enhancing the value of the Company for the benefit of shareholders. An additional purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

Section 2.  Definitions

   Throughout this Plan, when capitalized the following terms shall have the respective meanings set forth below:

   (a) "Board" shall mean the Board of Directors of the Company.

   (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   (c) "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof, provided that the Committee shall consist of two or more members each of whom is an Outside Director.

   (d) "Company" shall mean Sonic Automotive, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

   (e) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

   (f) "Incentive Award" shall mean an incentive compensation award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Performance Period.

   (g) "Participant" shall mean an executive officer or other key employee of the Company or one of its Subsidiaries who is selected by the Committee to participate in the Plan.

   (h) "Performance Goals" shall mean the criteria and objectives that must be met during the Performance Period as a condition of the Participant's receipt of payment with respect to an Incentive Award, as described in Section 5 hereof.

   (i) "Plan" shall mean this Sonic Automotive, Inc. Incentive Compensation Plan, as amended from time to time.

   (j) "Performance Period" shall mean the period designated by the Committee during which the Performance Goals with respect to a particular Participant will be measured.

   (k) "Subsidiary" shall mean any subsidiary or other business organization in which the Company owns, directly or indirectly, more than 50% of the voting power, stock or capital interest.

Section 3.  Administration

   The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all of the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards, to determine the persons to whom and the time or times at which Incentive Awards shall be granted, to determine the terms, conditions, restrictions, Performance Period and Performance Goals relating to any Incentive Award, to adjust compensation payable upon attainment of Performance Goals (subject to the limitations of the Plan), to construe and interpret the Plan and any Incentive Awards, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

   All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan through any Participant) and any shareholder.

   No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Incentive Award granted hereunder.

Section 4.  Eligibility

   Executive officers of the Company and key employees of the Company and its Subsidiaries who are designated by the Committee may participate in the Plan. In determining the persons who may participate in the Plan, the Committee may take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. The fact that an executive officer or key employee has been designated to participate in the Plan for one Performance Period does not assure that such person will be eligible to participate in any subsequent Performance Period.

Section 5. Incentive Awards and Performance Goals

   (a) In General. The Committee shall establish in writing for each Participant the applicable Performance Period, the amount of the target Incentive Award and the formula for determining the actual Incentive Award for such Participant with respect to such Performance Period, the Performance Goal(s) that must be achieved in order for the Participant to receive an Incentive Award under the Plan with respect to such Performance Period, and any other conditions that the Committee deems appropriate and consistent with the Plan, and in the case of Covered Employees, with Section 162(m) of the Code. All of the foregoing must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed), provided that achievement of the Performance Goals must be substantially uncertain at the time they are established.

   (b) Performance Goals. The Committee shall establish one or more Performance Goals for each Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals shall based on one or more of the following, as determined in the sole discretion of the Committee: stock price; earnings per share; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; debt rating; Company-wide sales; dealership sales; expense reduction levels; growth in assets, sales, or market share; customer satisfaction; or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Participant's division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company and its Subsidiaries as a whole, or based on any combination of the foregoing. Performance Goals may be either absolute in their terms or relative. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period. The Committee also may establish subjective Performance Goals for Participants, provided that for Covered Employees, the subjective Performance Goals may be used only to reduce, and not increase, the Incentive Award otherwise payable under the Plan.

   (c) Target and Actual Incentive Awards. A Participant's target Incentive Award for each Performance Period shall be expressed as either a dollar amount, a percentage of salary or otherwise. The actual amount of an Incentive Award payable under the Plan shall be determined as a percentage of the Participant's target Incentive Award, which percentage may vary depending upon the extent to which the Performance Goals for the Performance Period have been attained and may be lesser than, greater than, or equal to 100%. The formula for determining the actual amount of the Incentive Award must be such that a third party having knowledge of the extent to which the Performance Goals have been attained could calculate the amount to be paid to the Participant. However, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee. Notwithstanding any other provision of the Plan, the actual Incentive Award paid to any Participant in the Plan for any Performance Period shall not exceed $2,000,000.

   (d) Payment of Incentive Awards.

      (i) Conditions on Payment. Payment of an Incentive Award shall be made to a Participant for a particular Performance Period only if: (A) the Committee has certified in writing that extent to which the applicable Performance Goals and any other material terms of the Incentive Award have been achieved or exceeded, and (B) except as otherwise set forth below in Section 5(d)(ii), the Participant remains employed by the Company or one of its Subsidiaries on the date of payment of the Incentive Award (or, alternatively, on the last day of the Performance Period, if the Committee shall have substituted such alternative requirement for such Participant at the time it established the Performance Goals for such Performance Period).

      (ii) Termination of Employment. Unless otherwise determined by the Committee, a Participant shall not be entitled to payment of an Incentive Award if the Participant does not remain continuously employed by the Company or one its Subsidiaries until the scheduled date of payment of such Incentive Award. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event a Participant's employment terminates due to death, disability or retirement (as determined in the discretion of the Committee), the Participant (or his or her estate or the persons to whom the right to payment under this Plan passes by will or the laws of descent and distribution) shall be eligible to receive the prorated amount of the Incentive Award for which the Participant otherwise would have been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved. Payment of such prorated Incentive Award shall be paid in accordance with the terms of Section 5 (d)(iii) and (iv).

      (iii) Timing of Payment. At the time the Performance Goals for an Incentive Award are established, the Committee shall fix the date (or dates) following the end of the Performance Period on which any payment with respect to an Incentive Award shall be made.

      (iv) Form of Payment. Payment of each Participant's Incentive Award for a Performance Period shall be made in cash (or its equivalent) in a lump sum or in installments, as the Committee shall determine, subject to applicable tax and other withholding.

Section 6.  Withholding Taxes.

   The Company or Subsidiary employing any Participant shall have the right to deduct from all payments made pursuant to the Plan any and all federal, state and local taxes or other amounts required by law to be withheld.

Section 7.  Miscellaneous Provisions

   (a) Compliance with Legal Requirements. The Plan and the granting of Incentive Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

   (b) No Right To Continued Employment. Nothing in the Plan or in any Incentive Award shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or Subsidiary to terminate such Participant's employment at any time for any reason.

   (c) Participant Rights. No person shall have any claim or right to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment among Participants.

   (d) Unfunded Status of Incentive Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. Payments shall be made solely from the general assets of the Company and its Subsidiaries. With respect to any payments for which a Participant may be eligible pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

   (e) No Transferability of Rights. A Participant's rights and interests under the Plan may not be assigned, pledged, transferred or made subject to any lien, either directly or by operation of law or otherwise (except for a transfer by will or the laws of descent and distribution in the event of a Participant's death), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

   (f) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of North Carolina without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

   (g) Other Compensation Plans. Nothing contained in this Plan shall prevent the Company from establishing other or additional compensation arrangements.

Section 8.  Effective Date

   The Plan shall take effect upon its adoption by the Board, subject to the requisite approval of the shareholders of the Company at the 2002 Annual Meeting of Stockholders. In the absence of such shareholder approval, any Incentive Awards for which the terms have been established prior to such Annual Meeting shall be null and void.

Section 9.  Amendment and Termination of the Plan

   The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that any amendment that increases the maximum amount that can be paid to a Participant during a Performance Period under the Plan or any other amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be subject to approval by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall adversely affect any of the rights of any Participant, without such Participant's consent, under any Incentive Award theretofore granted under the Plan.

Section 10.  Reapproval of Plan

   The Plan must be resubmitted to the shareholders of the Company as necessary to enable the Plan to qualify as performance-based compensation under Section 162(m) of the Code. As of the time of the Plan's adoption, Section 162(m) requires that the shareholders reapprove the Plan no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

Section 11.  Intent to Comply With Code Section 162(m)

   It is the intent of the Company that the Plan and Incentive Awards under the Plan for Covered Employees comply with Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply. To the extent that any legal requirement of Section 162(m) of the Code as set forth in the Plan shall be modified or ceases to be required under
Section 162(m) of the Code, the Committee may determine that such provision shall be correspondingly modified or cease to apply, as the case may be.

                                  APPENDIX B

                            SONIC AUTOMOTIVE, INC.
                            1997 STOCK OPTION PLAN

                    Amended and Restated as of May 8, 2002

   1. Purposes of Plan. The purposes of the Plan, which shall be known as the Sonic Automotive, Inc. 1997 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Sonic Automotive, Inc. (the "Company") and its subsidiaries and other related entities (each of which is referred to herein as a "Subsidiary") by encouraging their ownership of the Class A Common Stock, $.01 par value per share, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends, and attracting other such employees, directors, consultants and other individuals.

   2. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company or subcommittee thereof (the "Committee"). The Committee shall be appointed from time to time by the Board of Directors of the Company (the "Board of Directors") and shall consist of not fewer than two of its members. In the event that no such Committee exists or is appointed, then the powers to be exercised by the Committee hereunder shall be exercised by the Board of Directors.

   For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions, as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including those granted options hereunder ("Optionees") and their legal representatives and beneficiaries.

   Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any options as may be required to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act") or
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

   The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

   3. Stock Available for Options. There shall be available for options under the Plan a total of Eight Million (8,000,000) shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise, or which have been tendered as payment upon exercise of other options pursuant to Section 5(c), shall be available for further option grants hereunder.

   4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to consultants and other individuals providing services to the Company or any Subsidiary. On and after June 5, 2000, options may no longer be granted under this Plan to "non-employee directors" within the meaning of Rule 16b-3 of the Act. Options may be granted to eligible persons whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company; provided, however, that the maximum number of shares of Stock with respect to which options may be granted under the Plan to any person during any calendar year shall be 500,000 shares of Stock (subject to adjustment in the same manner as provided in Section 5(f) with respect to shares of Stock subject to options then outstanding). In selecting recipients for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the

Code) of the Company or a Subsidiary which constitutes a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

   5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

      (a) Option Price. The price at which each share of Stock may be purchased upon exercise of an option granted under the Plan shall be determined by the Committee in its discretion, but shall not be less than the fair market value per share of Stock on the date of grant of the option. In the case of any option intended to be an incentive stock option granted to an individual owning (directly or by attribution as provided in Section 424(d) of the Code), on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (which individual shall hereinafter be referred to as a "10% Stockholder"), the price at which each share of Stock may be purchased upon exercise of the option shall not be less than 110% of the fair market value per share of Stock on the date of grant of the option. The date of the grant of an option shall be the date specified by the Committee in its grant of the option. Except as otherwise provided in Section 5(f) of this Plan, the option price of an outstanding option under this Plan may not be repriced. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      For purposes of this Section 5(a), "fair market value" shall mean the last sale price regular way on the last trading day prior to the date of option grant, or, in case no sales take place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

      (b) Option Period. The period for exercise of an option shall be determined by the Committee in its discretion but in no event shall the exercise period be more than ten years from the date of grant, or in the case of an option intended to be an incentive stock option granted to a 10% Stockholder, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period, subject to Section 5(d) below.

      (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with full payment of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize. The purchase price may be paid in (i) cash (or a certified or bank cashier's check payable to the order of the Company); (ii) shares of Stock owned by the Optionee, (iii) nonstatutory options granted under the Plan and held by the Optionee (provided, however, that the purchase price of Stock acquired under an incentive stock option may not be paid in options); or (iv) any combination of the foregoing methods. Shares of Stock tendered in payment on the exercise of an option shall be valued at their fair market value determined as described in
   Section 5(a) above, provided that the date of determination shall be the date of exercise. The fair market value of options tendered in payment upon exercise of other options shall be the fair market value of the underlying Stock, determined as aforesaid, less the total exercise price of the options. In addition, at the request of the Optionee, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a "cashless exercise" of an option (i.e., the assignment to the Company of the proceeds from a sale of Stock acquired upon exercise of the option or from the proceeds of a loan from a brokerage firm). If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

      (d) Effect of Termination of Employment.

          (i) An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary for any reason other than the Optionee's death, Disability or Involuntary Termination Without Cause. A cessation of employment, for purposes of incentive stock options only, shall be deemed to occur on the ninety-first day of a leave of absence unless the Optionee's reemployment rights are guaranteed by law or by contract. "Cause" shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company or any Subsidiary or which is intended to result in the personal enrichment of the Optionee at the expense of the Company or one of its Subsidiaries,
       (ii) a material violation of the Optionee's responsibilities, or the Optionee's gross negligence or willful misconduct, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Board of Directors. "Disability" shall mean the inability or failure of a person to perform those duties for the Company or any Subsidiary traditionally assigned to and performed by such person because of the person's then-existing physical or mental condition, impairment or incapacity. The fact of disability shall be determined by the Committee, which may consider such evidence as it considers desirable under the circumstances, the determination of which shall be final and binding upon all parties. "Involuntary Termination Without Cause" shall mean either (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors' committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to Cause; or (ii) the dismissal of, or the request for the resignation of, a person, by a duly constituted corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

          (ii) During the three months after the date of the Optionee's Involuntary Termination Without Cause, the Optionee shall have the right to exercise the options granted under the Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee's employment.

          (iii) During the twelve months after the Optionee's employment with the Company or any Subsidiary ceases as a result of the Optionee's Disability, the Optionee shall have the right to exercise the options granted under the Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee's employment.

          (iv) In the event of the death of the Optionee while employed or, in the event of the death of the Optionee after cessation of employment described in subparagraph (ii) or (iii), above, but within the three-month or twelve-month period described in subparagraph (ii) or
       (iii), above, the options granted under the Plan shall be exercisable until the expiration of twelve months following the Optionee's death, but only to the extent the option was exercisable on the date of the cessation of the Optionee's employment. During such extended period, the option may be exercised by the person or persons to whom the deceased Optionee's rights under the Option Agreement shall pass by will or by the laws of descent and distribution. The provisions of this subparagraph (iv) shall apply to any outstanding options which are incentive stock options to the extent permitted by Sections 421 and 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the death of the Optionee, be treated for all purposes of the Plan as nonstatutory stock options and shall be exercisable as such as provided in this subparagraph (iv).

          In no event shall any option be exercisable beyond the applicable exercise period determined pursuant to Section 5(b) of the Plan. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate his employment at any time.

      (e) Nontransferability of Options. Except as otherwise set forth herein, during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him, and no option shall be transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its absolute discretion, may grant nonstatutory stock options that may be transferred without consideration, in whole or in part, by the Optionee to (i) the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Optionee's household (other than a tenant or employee) ("Family Members");
   (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Optionee) control the management of assets; or (iv) any other entity in which Family Members (or the Optionee) own more than 50% of the voting interests. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferee and the transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of the Plan, including, but not limited to, those set forth in Section 5(b) and
   (d), shall continue to apply with respect to the Optionee and the option shall be exercisable by the transferee only to the extent and for the periods specified herein and in any applicable option agreement. To the extent required by applicable law, the Optionee shall remain subject to withholding taxes upon exercise of any transferred option by the transferee.

      (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, unless the Committee should determine otherwise, corresponding adjustments automatically shall be made to the number and kind of shares available for issuance under this Plan, the number and kind of shares covered by outstanding options under this Plan, and the exercise price per share for outstanding options. In addition, the Committee may make such other adjustments as it determines to be equitable.

      (g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option determined pursuant to Sections 5(b) and 5(d).

      (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

      (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

      (j) Reload Options. If upon the exercise of an option granted under the Plan (the "Original Option") the Optionee pays the purchase price for the Original Option pursuant to Section 5(c) in whole or in part in shares of Stock owned by the Optionee for at least six months, the Company shall grant to the Optionee on the date of such exercise an additional option under the Plan (the "Reload Option") to purchase that number of shares of Stock equal to the number of shares of Stock so held for at least six months transferred to the Company in payment of the purchase price in the exercise of the Original Option. The price at which each share of Stock covered by the Reload Option may be purchased shall be the market value per share of Stock (as specified in Section 5(c)) on the date of exercise of the Original Option. The Reload Option shall not be exercisable until one year after the date the Reload Option is granted or after the expiration date of the Original Option. Upon the payment of the purchase price for a Reload Option granted hereunder in whole or in part in shares of Stock held for more than six months pursuant to Section 5(c), the Optionee is entitled to receive a further Reload Option in accordance with this Section 5(j). Shares of Stock covered by a Reload Option shall not reduce the number of shares of Stock available under the Plan pursuant to Section 3.

   6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan which constitute "incentive stock options" within the meaning of Section 422 of the Code to eligible employees of the Company and its "subsidiary corporations" within the meaning of Section 424(f) of the Code, provided, however, that the aggregate market value of the Stock (determined as of the date the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000 or such other limitation set forth in Section 422(d) of the Code.

   7. Effectiveness of Plan. The Plan became effective when it was adopted and approved by the Board of Directors and the stockholders of the Company on October 9, 1997. The Plan was amended and restated effective as of December 3, 1998, again amended and restated effective as of June 8, 1999 and again amended and restated as of June 5, 2000; provided, however, that the amendments to
Section 5(e) contained in the June 8, 1999 restatement also shall apply to all outstanding nonstatutory stock options under the Plan as of June 8, 1999. This amendment and restatement of the Plan shall be effective as of May 8, 2002, subject to approval by the stockholders of the Company at the 2002 Annual Meeting of Stockholders.

   8. Amendment and Termination. The Board of Directors may at any time amend the Plan or the terms of any option outstanding under the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon, (i) increase the maximum number of shares of Stock for which options may be granted under the Plan, or (ii) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive options. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated, the Plan shall terminate, and no option shall be granted hereunder after, October 9, 2007. No amendment or termination of the Plan or any option outstanding under the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

   9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) remit to the Company, or make arrangements satisfactory to the Company to pay through payroll withholding or otherwise, such amount as may be requested by the Company to meet any federal, state or local tax withholding obligations with respect to such exercise. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

   10. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

                                  APPENDIX C
                            SONIC AUTOMOTIVE, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                             AMENDED AND RESTATED
                                     AS OF
                                  MAY 8, 2002

ARTICLE I.  PURPOSE; EFFECTIVE DATE; DEFINITIONS; CONSTRUCTION

   1.1 Purpose of Plan; Effective Date. The purpose of the Plan, which shall be known as the Sonic Automotive, Inc. Employee Stock Purchase Plan (the "Plan"), is to provide employees of Sonic Automotive, Inc. (the "Company") and its participating subsidiaries, within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") (which hereinafter shall be referred to collectively with the Company as the "Employer"), an opportunity to acquire a proprietary interest in the Company through the purchase of the Class A Common Stock, $.01 par value per share, of the Company. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

   The Plan became effective when it was adopted and approved by the Board of Directors and the shareholders of the Company on October 9, 1997. The Plan was subsequently amended and restated as of December 3, 1998, again amended and restated as of June 8, 1999, and again amended and restated as of June 5, 2000. The Company hereby amends and restates the Plan as of May 8, 2002 as set forth herein.

   1.2 Definitions. Throughout this Plan, the following terms shall have the meanings indicated:

      (a) "Account" shall mean a memorandum account maintained to record each Participant's Contributions pending purchase of Company Stock.

      (b) "Base Pay" shall mean the Participant's regular cash compensation (excluding overtime pay, bonuses, shift premiums, commissions, fringe benefits, other special payments and imputed income) determined without reduction for Contributions made under this Plan or contributions to any Code Section 401(k) or Section 125 Plan.

      (c) "Board of Directors" shall mean the Board of Directors of the Company.

      (d) "Business Day" shall mean any day other than a Saturday, Sunday or holiday.

      (e) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions or series of omissions which, in the opinion of the Committee, result in, or which have the effect of resulting in, (i) the commission of a crime by the Participant involving moral turpitude, which crime has a material adverse impact on the Employer, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Employer, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Employer.

      (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

      (g) "Committee" shall mean the committee of directors of the Company appointed by the Board of Directors in accordance with Section 2.1 to administer this Plan, or in the event that no such committee exists or is appointed, "Committee" shall mean the Board of Directors.

      (h) "Company" shall mean Sonic Automotive, Inc., a corporation organized and existing under the laws of the State of Delaware.

      (i) "Company Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Company.

      (j) "Contributions" shall mean the after-tax payroll deductions or other permissible contributions made by Participants to the Plan pursuant to
   Article IV.

      (k) "Employee" shall mean any person who (i) is employed on a full-time or part-time basis by a participating Employer, (ii) is regularly scheduled to work more than twenty hours per week for a participating Employer, and
   (iii) is customarily employed more than five months in any calendar year by a participating Employer. Independent contractors and outside directors shall not be included in the definition of Employee for purposes of this Plan.

      (l) "Employer" shall mean the Company and any of its present or future subsidiaries (within the meaning of Section 424(f) of the Code) which the Committee may designate from time to time as participating Employers under this Plan.

      (m) "Exercise Date" shall mean the last Business Day of March, June, September and December on which the principal trading market for Company Stock is open for trading, plus any other interim dates during the year which the Committee designates as Exercise Dates.

      (n) "Grant Date" shall mean (i) initially, January 1, 1998, and (ii) each January 1 thereafter during the term of the Plan.

      (o) "Option" shall mean an option to purchase shares of Company Stock granted by the Committee to a Participant pursuant to this Plan.

      (p) "Participant" shall mean an Employee participating in this Plan in accordance with Article III.

      (q) "Plan" shall mean this Sonic Automotive, Inc. Employee Stock Purchase Plan, as amended from time to time.

   1.3 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

ARTICLE II.  ADMINISTRATION

   2.1 Appointment and Procedures of Committee. The Plan shall be administered by the Board of Directors or a Committee appointed from time to time by the Board of Directors. The Committee shall consist of not fewer than two members of the Board of Directors. No member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee).

   2.2 Authority of Committee. The Committee, subject to the terms of the Plan, shall have plenary authority in its discretion to interpret and construe the Plan (including, without limitation, any of its terms which are uncertain, doubtful or disputed); to decide all questions of Employee eligibility hereunder; to determine the amount, manner and timing of all Options and purchases of Company Stock hereunder (unless otherwise determined by the Board of Directors); to establish, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make determinations and interpretations and take such other administrative actions as it deems necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act, determination or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Employer. All expenses of administering this Plan shall be borne by the Employer.

ARTICLE III.  PARTICIPATION

   3.1 Eligibility to Participate. Subject to the restrictions of Section 3.2 below, any Employee employed on the date of the closing of the Company's initial public offering shall be eligible to participate in this Plan as of the initial Grant Date under the Plan (provided that the Employee is still employed on such Grant Date). Each other Employee shall be eligible to participate in the Plan with respect to a Grant Date if, as of such Grant Date, the Employee has completed a year of service with the Employer (provided that the Employee is still employed on such Grant Date).

   Effective for Grant Dates on or after January 1, 2003 (or such later date as may be specified by the Committee), if an Employee has previously elected to become a Participant with respect to a Grant Date and annual offering under
Section 5.2 of the Plan, but fails to return an enrollment/election form on or before the specified due date for any subsequent Grant Date and annual offering for which the Employee is eligible, then that Employee shall be deemed to have made the same participation election (including his payroll deduction and/or direct payment contribution elections under Sections 4.1 and 4.2) as was in effect for him as of the last Exercise Date of the immediately preceding annual offering (or, if applicable, as of the Exercise Date during that immediately preceding annual offering as of which the Employee had purchased all shares of Company Stock subject to his Option). Such participation election (including his payroll deduction and/or direct payment contribution elections under Sections 4.1 and/or 4.2) shall remain in effect unless and until the Employee changes or revokes such participation election (and/or his payroll deduction and/or direct payment contribution elections under Sections 4.1 and 4.2) in writing by filing the proper forms in accordance with the terms of the Plan.

   For purposes of eligibility to participate in this Plan, the following service shall be recognized: (a) service with an entity prior to the acquisition by the Company, or one of its subsidiaries, of a controlling interest in or substantially all of the assets of such entity, and (b) service with an affiliate of the Company which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

   3.2 Restrictions on Participation. Notwithstanding the foregoing Section 3.1, no Employee shall be eligible to participate in the Plan if such Employee owns or holds options to purchase (or upon participation in this Plan would own or hold options to purchase) stock possessing an aggregate of 5% or more of the total combined voting power or value of all classes of stock of the Company or any other Employer (as determined in accordance with the rules of Section 424(d) of the Code relating to attribution of stock ownership).

   3.3 Leave of Absence. For purposes of participation in the Plan, an Employee on a leave of absence shall be deemed tocontinue to be an Employee for the first ninety days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment prior to the close of business on such ninetieth day (or unless the Employee's reemployment is guaranteed by statute or contract). Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to regular full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan.

ARTICLE IV.  CONTRIBUTIONS

   4.1 Payroll Deductions. By written election, made and filed with the Committee pursuant to the Committee's rules and procedures, a Participant may elect to designate a whole percentage between one percent and ten percent (or such higher or lower percentage as may be allowed by the Committee's rules and procedures) of his Base Pay to be deferred by payroll deduction as a Contribution to the Plan. Payroll deductions shall commence as soon as administratively practicable following the filing of such written election with the Committee. The Committee in its discretion may develop additional rules and procedures regarding payroll deduction elections.

   A Participant may change or revoke his payroll deduction amount by filing, on such forms and in accordance with such rules and procedures as the Committee in its discretion may prescribe, a revised written election with the Committee. Such modification or revocation shall take effect as soon as administratively practicable after the Committee's receipt of such revised election. Notwithstanding the foregoing, a Participant may change his payroll deduction election only once each calendar quarter, or as otherwise specifically allowed by the Committee's rules and procedures. If payroll deductions are discontinued, payroll deductions may not be resumed by the Participant until the payroll period which begins on or after the next Exercise Date, or as otherwise specifically allowed by the Committee's rules and procedures. Under no circumstances may a Participant's payroll deduction election be made, modified or revoked retroactively.

   4.2 Direct Payment. In accordance with such rules and procedures as the Committee may prescribe in its discretion and in lieu of payroll deductions pursuant to Section 4.1, a Participant may elect to make Contributions by direct cash payment (including by check, subject to the Committee's rules and procedures) to the Plan rather than by payroll deduction. Such direct payments must be received by the Plan at least ten Business Days prior to an Exercise Date in order for such payments to be applied in the exercise of an Option for the purchase of Company Stock on such Exercise Date.

   4.3 Leave of Absence. If a Participant is on a leave of absence, such Participant shall have the right to elect to (a) withdraw from the Plan and receive a distribution of the balance in his Account pursuant to Section 4.5,
(b) discontinue Contributions to the Plan but remain a Participant in the Plan, or (c) subject to Section 3.3(c), remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence, or making direct cash payments to the Plan pursuant to Section 4.2.

   4.4 Contributions to Accounts. A memorandum Account shall be established by the Committee for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not accrue interest.

   4.5 Withdrawal of Contributions from Plan. Prior to the end of a calendar quarter, a Participant may elect to withdraw the Contributions credited to his Account for that quarter by filing written notice thereof with the Committee on such forms and in accordance with such procedures as the Committee may prescribe. The Participant's Contributions shall be distributed to him as soon as administratively practicable after the Committee's receipt of his notice of withdrawal and, if applicable, no further payroll deductions shall be made from his Base Pay.

   4.6 Termination of Employment. Upon termination of a Participant's employment for any reason, such Participant may no longer make Contributions to the Plan or be granted Options under the Plan. A Participant's right, if any, to exercise any unexpired Option he holds as of his termination of employment shall be determined in accordance with Section 5.5(c).

ARTICLE V.  OPTIONS

   5.1 Company Stock Available for Options. There shall be available for Options under the Plan an aggregate maximum of Three Million (3,000,000) shares of Company Stock, subject to any adjustments which may be made pursuant to
Section 6.1 of the Plan in connection with changes in capitalization of the Company. Shares of Company Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Company Stock covered by Options which have expired prior to exercise shall be available for further Options granted hereunder.

   5.2 Granting of Options. The Plan shall be implemented by annual offerings of approximately twelve months duration (except as otherwise provided in Section 5.4). As of each Grant Date, all eligible Participants shall be granted an Option to purchase shares of Company Stock. The Board of Directors or the Committee shall determine the number of shares of Company Stock available for purchase under each Option to be granted as of such Grant Date; provided that, the same number of shares must be available under each Option granted as of such Grant Date. No Participant may be granted an Option which permits his rights to purchase stock under this Plan and all other employee stock purchase plans of the Company or Employer to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

   5.3 Option Price. The purchase price per share of Company Stock which may be acquired pursuant to the exercise of all or any portion of an Option granted under this Plan shall be eighty-five percent of the lesser of (i) the fair market value per share of Company Stock on the applicable Grant Date, and (ii) the fair market value per share of Company Stock on the applicable Exercise Date. For purposes of this Section 5.3, the fair market value per share of Company Stock shall be the closing price on the last Business Day prior to the date of reference, or in the event that no sales take place on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Company Stock is listed or admitted to trading, or if the Company Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Company Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purposes. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

   5.4 Option Period. Each Option granted to a Participant under the Plan shall expire on the earliest of (a) the last Exercise Date of the calendar year in which the Option was granted, (b) the Participant's voluntary withdrawal from the Plan following termination of employment, and (c) the date of the Participant's termination of employment related to Cause, or the Exercise Date immediately following the Participant's termination of employment for any reason unrelated to Cause. In no event will the duration of an Option period exceed twenty-seven months (or such other applicable period permitted under Section 423(b)(7) of the Code) from the date on which such Option is granted.

   5.5  Exercise of Options.

      (a) Automatic Exercise. Any Option granted to a Participant shall be exercised automatically on each Exercise Date during the calendar year of the Option's Grant Date in whole or in part such that the Participant's accumulated Contributions as of such Exercise Date shall be applied to the purchase of the maximum number of whole shares of Company Stock that his Contributions will allow at the applicable Option price (determined in accordance with Section 5.3), limited to the number of shares subject to such Option. In the event that the number of shares of Company Stock that may be purchased by all Participants in the Plan exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares in as uniform a manner as it determines to be practicable and equitable. Any remaining Contributions in the Participant's Account amounting to less than the Option price of a whole share of Company Stock shall be carried forward and applied on the next Exercise Date; provided that, Contributions remaining after the last Exercise Date of the calendar year may be distributed to the Participant at his election.

      (b) Nontransferability of Options. During a Participant's lifetime, Options held by such Participant shall be exercisable only by that Participant. No Option shall be transferable other than by will or the laws of descent and distribution.

      (c) Effect of Termination of Employment.

          (i) Termination of Employment Related to Cause. Upon termination of a Participant's employment related to Cause, the Participant's participation in the Plan also shall terminate. Any unexpired Option he holds will expire as of the date of his termination of employment. Remaining contributions credited to his Account shall be distributed to the Participant as soon as administratively practicable following termination of employment.

          (ii) Termination of Employment Due to Death. In the event of the death of the Participant while employed, or during the period following his termination of employment for any reason unrelated to Cause but prior to the next Exercise Date, the Participant's estate shall have the right to elect by written notice to the Committee prior to the earlier of the expiration of sixty days commencing with the date of the Participant's death and the Exercise Date next following the date of the Participant's death:

             (A) To withdraw all of the Contributions then credited to the Participant's Account under the Plan, or

             (B) To allow any unexercised Option held by the Participant as of the date of his death to be exercised for the purchase of Company Stock on the Exercise Date next following the date of the Participant's death in accordance with Section 5.5(a), but only to the extent such Option was exercisable on the date of the Participant's death, with any remaining Contributions credited to the Participant's Account being distributed to the Participant's estate as soon as administratively practicable after such Exercise Date.

       In the event that no such written election is timely and properly received by the Committee, all Contributions credited to the Participant's Account shall be distributed to the Participant's estate. In no event shall any Option be exercisable beyond the applicable exercise period specified in Section 5.4 of the Plan.

          (iii) Other Termination of Employment. Upon termination of a Participant's employment for any reason unrelated to Cause or death, the Participant may at his election:

             (A) Withdraw from the Plan pursuant to Section 4.5 and request the return of the remaining Contributions then credited to his Account, or

             (B) Continue participation in the Plan, subject to the provisions of Section 4.6, until the Exercise Date next following his date of termination of employment for the limited purpose of allowing any unexpired Option he holds as of his termination of employment to be exercised automatically in accordance with Section 5.5(a) on the Exercise Date next following his termination of employment, but only to the extent such Option was exercisable on the date of the Participant's termination of employment, with any remaining Contributions credited to the Participant's Account being distributed to the Participant as soon as administratively practicable after such Exercise Date.

      (d) Leave of Absence. A Participant on a leave of absence shall, subject to the election made by such Participant pursuant to Section 4.3 and subject to this Section 5.5(d), continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than ninety days and who therefore is not an Employee for purposes of the Plan (unless the right to reemployment is guaranteed by statute or contract) shall not be entitled to participate in any offering commencing on any Grant Date following the ninetieth day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on a leave of absence returns to eligible regular full-time or part-time employment with the Employer at the earlier of (i) the termination of such leave of absence, or (ii) the day after the ninetieth day of such leave of absence, such Participant's employment shall be deemed to have terminated for purposes of the Plan on whichever of such dates first occurs (unless the Participant's right to reemployment is guaranteed by statute or contract).

      (e) Delivery of Stock. As soon as administratively practicable after each Exercise Date, the Company or the Committee will deliver to each Participant, as applicable, certificates evidencing shares of Company Stock purchased under this Plan.

      (f) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Section 5.4.

      (g) Registration, Listing and Qualification of Shares of Stock. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of shares of Company Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Company Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Employer may require that any person exercising an Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

ARTICLE VI.  MISCELLANEOUS

   6.1 Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, unless the Committee should determine otherwise, corresponding adjustments automatically shall be made to the number and kind of shares of Company Stock available for issuance under this Plan, the number and kind of shares of Company Stock covered by outstanding Options under this Plan, and the exercise price per share for outstanding Options. In addition, the Committee may make such other adjustments as it determines to be equitable. Any adjustments made pursuant to this Section
6.1 remain subject to the limitations of Section 423 of the Code (including its $25,000 annual limitations).

   6.2 Approval of Shareholders. The original adoption of the Plan was subject to the approval, within twelve months before or after the adoption of the Plan by the Board of Directors, by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders, and no Option granted hereunder was exercisable prior to such approval. Such approval was obtained on October 9, 1997.

   6.3 Amendment, Suspension and Termination. The Board of Directors may at any time amend, suspend or terminate this Plan; provided, however, that the Board of Directors shall not increase the maximum number of shares of Company Stock for which Options may be granted under the Plan except as provided in
Section 6.1, without obtaining approval of the stockholders in the manner described in Section 6.2. The Plan will continue until terminated by the Board of Directors or until all of the shares of Company Stock reserved for issuance under the Plan have been issued, whichever first occurs. No amendment, suspension or termination of the Plan may, without the consent of the Participants then holding Options to purchase Company Stock, adversely affect the rights of such Participants under such Options.

   6.4 Intent to Comply With Code Section 423. It is intended that this Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. In the event of an inconsistency between the Plan and Section 423 of the Code, the Plan shall be interpreted in a manner which complies with the requirements of Section 423 of the Code and the regulations thereunder, without further act or amendment by the Company or the Board of Directors unless otherwise required pursuant to Section 6.3 of this Plan.

   6.5 Equal Rights and Privileges. All Participants granted Options under this Plan shall have equal rights and privileges within the meaning of Section 423(b)(5) of the Code and the regulations thereunder. The provisions applying to one Option granted on a Grant Date must apply in the same manner to all other Options granted on such Grant Date.

   6.6 Use of Funds. All Contributions received and held by the Employer under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such Contributions.

   6.7 Withholding. An Employee granted Options under this Plan shall be conclusively deemed to have authorized the Company and his Employer to withhold from the salary, commissions or other compensation of such Employee funds in amounts or property (including Company Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Options as, when and to the extent, if any, required by law; provided; however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require the Participant (or his estate pursuant to Section 5.5(c)(ii)) to pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying taxes, including taxes that may be owed by the Participant due to the disposition of Company Stock by the Participant prior to the expiration of the holding periods described in Section 423(a) of the Code. If the amount requested is not paid, the Company may refuse to issue the shares of Company Stock attributable to the Option's exercise.

   6.8 Effect of Plan. This Plan shall be binding upon each Participant and his successors, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

   6.9 No Employment Rights. Nothing in this Plan or in any Option granted pursuant to the Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to continue in the employ of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

   6.10 Governing Law. This Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States.

   6.11 Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

--------------------------------------------------------------------------------

                            SONIC AUTOMOTIVE, INC.
                                   P R O X Y
                           Charlotte, North Carolina
  [THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONIC
                               AUTOMOTIVE, INC.]

The undersigned hereby appoints Mr. B. Scott Smith and Mr. William R. Brooks as Proxies, each with the power to appoint his Substitute, and hereby authorizes them to represent and vote, as designated below, all shares of the Voting Stock of Sonic Automotive, Inc. held of record by the undersigned on March 15, 2002, at the Annual Meeting of Stockholders to be held on May 8, 2002 or any adjournment thereof.

The Board of Directors recommends a vote "FOR ALL" nominees in Item 1 and "FOR" Items 2-5.

1.ELECTION OF DIRECTORS
 Nominees:Thomas A. Price, Theodore M. Wright, H. Robert Heller and Robert L.
                     Rewey (Mark only one of the following boxes.)
              [_] VOTE FOR ALL nominees [_] VOTE WITHHELD as to
               listed above, except      all nominees
               vote withheld
               as to the following
              nominee (if any):______

2.APPROVAL OF AMENDMENT OF THE SONIC AUTOMOTIVE, INC. 1997 STOCK OPTION PLAN
          [_] FOR                 [_] AGAINST               [_] ABSTAIN

3.APPROVAL OF AMENDMENT OF THE SONIC AUTOMOTIVE, INC. EMPLOYEE STOCK PURCHASE
  PLAN
          [_] FOR                 [_] AGAINST               [_] ABSTAIN

4.APPROVAL OF THE SONIC AUTOMOTIVE, INC. INCENTIVE COMPENSATION PLAN
          [_] FOR                 [_] AGAINST               [_] ABSTAIN

5.RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
          [_] FOR                 [_] AGAINST               [_] ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------



                 PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS
                   PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Class A Common Stock Shares:_________________________________________________

Class B Common Stock Shares:_________________________________________________

Dated:_____________________________________________________________, 2002

Signature:___________________________________________________________________

  Printed Name:______________________________________________________________

Signature, if held jointly:__________________________________________________

  Printed Name:______________________________________________________________

[_]Please mark here if you intend to attend the Meeting of Stockholders.